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                                                                    EXHIBIT 99.1



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                            PORTLAND BREWING COMPANY

                             PYRAMID BREWERIES INC.

                            AND PBC ACQUISITION, LLC

                             DATED JANUARY 26, 2004

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                                    CONTENTS

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
1.    Definitions.......................................................................   1

2.    Purchase and Sale of Assets.......................................................   6
      2.1      Purchase and Sale........................................................   6
               2.1.1    Cash and Equivalents............................................   6
               2.1.2    Accounts Receivable.............................................   7
               2.1.3    Equipment.......................................................   7
               2.1.4    Equipment and Other Personal Property Leases....................   7
               2.1.5    Inventory.......................................................   7
               2.1.6    Intellectual Property...........................................   7
               2.1.7    Permits.........................................................   8
               2.1.8    Contract Rights and Other Intangible Assets.....................   8
               2.1.9    Certain Tax Refunds.............................................   8
               2.1.10   Other Records, Manuals and Documents............................   8
               2.1.11   Insurance Proceeds..............................................   8
      2.2      Excluded Assets..........................................................   9
               2.2.1    Tax Refunds.....................................................   9
               2.2.2    Excluded Real Property..........................................   9
               2.2.3    Excluded Contracts..............................................   9
               2.2.4    Other Excluded Assets...........................................   9
               2.2.5    Excluded Permits................................................   9
               2.2.6    Excluded Brands.................................................   9
      2.3      Assumption of Liabilities................................................  10
      2.4      Excluded Liabilities.....................................................  10
               2.4.1    Excluded Real Property..........................................  10
               2.4.2    Taxes...........................................................  10
               2.4.3    Litigation......................................................  11
               2.4.4    Claims..........................................................  11
               2.4.5    Warranties......................................................  11
               2.4.6    Environmental Liability.........................................  11
               2.4.7    Severance Costs.................................................  11
               2.4.8    Employee Expenses...............................................  11
               2.4.9    Certain Indebtedness............................................  11
               2.4.10   Other...........................................................  12
      2.5      Accounts Receivable; Cash; Tax Refunds...................................  12
      2.6      Instruments of Sale and Transfer.........................................  12
      2.7      Further Assurances.......................................................  12
3.    Purchase Price....................................................................  13
      3.1      Purchase Price...........................................................  13
      3.2      Purchase Price Adjustment................................................  13
      3.3      Earn Out Payments........................................................  15
      3.4      Allocation of Purchase Price.............................................  15
4.    Closing...........................................................................  15
      4.1      Closing Date.............................................................  15

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
      4.2      Closing Payments to Seller...............................................  15
      4.3      Repayment of Revolving Credit Facility...................................  16

5.    Representations and Warranties of Seller..........................................  16
      5.1      Organization, Good Standing, etc.........................................  16
      5.2      Corporate Authority; Authority for Agreement.............................  17
      5.3      No Conflict..............................................................  17
      5.4      Consents and Approvals...................................................  18
      5.5      Financial Statements.....................................................  18
      5.6      Absence of Certain Changes or Events.....................................  18
      5.7      Taxes....................................................................  19
      5.8      Property.................................................................  20
      5.9      Equipment................................................................  21
      5.10     Environmental and Safety Matters.........................................  21
      5.11     Contracts................................................................  21
      5.12     Claims and Legal Proceedings.............................................  22
      5.13     Labor Matters............................................................  22
      5.14     Trademarks and Intellectual Property.....................................  22
      5.15     Accounts and Other Receivables...........................................  23
      5.16     Inventory................................................................  23
      5.17     No Material Adverse Change...............................................  23
      5.18     Product Warranties.......................................................  23
      5.19     Compliance With Law......................................................  23
      5.20     Permits and Qualifications...............................................  24
      5.21     Insurance................................................................  24
      5.22     Employee Benefit Plans...................................................  24
      5.23     Excluded Assets..........................................................  25
      5.24     Brokerage................................................................  26
      5.25     Customers and Suppliers..................................................  26
      5.26     Assets Complete; Title...................................................  26
      5.27     Full Disclosure..........................................................  26
      5.28     Proxy Statement..........................................................  27
      5.29     Investment Representations and Warranties................................  27
      5.30     Disclaimer of Other Representations and Warranties.......................  28
6.    Representations and Warranties of Buyer...........................................  28
      6.1      Organization, Good Standing, Power, etc..................................  28
      6.2      Corporate Authority......................................................  28
      6.3      Brokerage................................................................  29
      6.4      Full Disclosure..........................................................  29
      6.5      Issuance of Pyramid Stock................................................  29
      6.6      No Conflict..............................................................  29
      6.7      Financial Statements.....................................................  30
      6.8      No Material Adverse Change...............................................  30
7.    Certain Covenants.................................................................  30
      7.1      Access and Confidentiality...............................................  30
      7.2      Assignment of Contracts..................................................  30

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
      7.3      Conduct of Business Prior to Closing.....................................  31
      7.4      Covenants to Satisfy Conditions..........................................  32
      7.5      Board Recommendations....................................................  32
      7.6      Acquisition Proposals....................................................  33
      7.7      Seller's Shareholders' Meeting...........................................  34
      7.8      Proxy Statement..........................................................  34
      7.9      Revolving Line of Credit; Payments with Respect to Long-Term Debt........  34
      7.10     Notice of Seller's Breach................................................  35
8.    Conditions Precedent to Obligations of Buyer......................................  35
      8.1      Representations, Warranties and Covenants................................  35
      8.2      No Adverse Changes.......................................................  35
      8.3      Consents and Approvals...................................................  35
      8.4      Taxes....................................................................  36
      8.5      Delivery of Documents....................................................  36
      8.6      Trademark License Agreement..............................................  37
      8.7      Legal Opinion............................................................  37
      8.8      Satisfaction of Conditions...............................................  37
      8.9      No Injunction or Litigation..............................................  37
      8.10     Restructuring of Related Party Debt and Release of Security Interests....  37
9.    Conditions Precedent to Obligations of Seller.....................................  37
      9.1      Representations, Warranties and Covenants................................  37
      9.2      No Adverse Changes.......................................................  38
      9.3      Delivery of Documents....................................................  38
      9.4      Consents and Approvals...................................................  38
      9.5      Shareholder Vote.........................................................  38
      9.6      Satisfaction of Conditions...............................................  38
      9.7      No Injunction or Litigation..............................................  39
      9.8      Legal Opinion............................................................  39
10.   Certain Post-Closing Covenants....................................................  39
      10.1     Further Assurances.......................................................  39
      10.2     Books and Records; Cooperation with Respect to Preparation and
               Audit of Financial Statements............................................  39
      10.3     Post-Closing Cooperation.................................................  40
      10.4     Dissolution..............................................................  40
      10.5     Board Representation.....................................................  40
      10.6     Employees and 401(k) Plans...............................................  40
      10.7     Shareholder Cards and Discounts..........................................  41
11.   Taxes and Costs; Apportionments...................................................  41
      11.1     Transfer Taxes...........................................................  41
      11.2     Transaction Costs........................................................  41
      11.3     Apportionments...........................................................  41
      11.4     Cooperation..............................................................  41
      11.5     Employee Withholding.....................................................  42
12.   Intentionally Left Blank..........................................................  42

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
13.   Covenants Not to Compete..........................................................  42
      13.1     Covenant.................................................................  42
      13.2     Remedies.................................................................  42
14.   Survival and Indemnification......................................................  43
      14.1     Survival.................................................................  43
      14.2     Indemnification by Seller................................................  43
      14.3     Indemnification by Buyer.................................................  43
      14.4     Limitations on Indemnification...........................................  44
      14.5     Procedure................................................................  45
      14.6     Election of Remedies.....................................................  46
      14.7     Exclusive Remedies.......................................................  46
15.   Termination.......................................................................  46
      15.1     Termination..............................................................  46
      15.2     Effect of Termination....................................................  47
      15.3     Fees and Expenses........................................................  48
16.   Miscellaneous.....................................................................  49
      16.1     Confidentiality Obligations of Seller Following the Closing..............  49
      16.2     Public Announcements.....................................................  49
      16.3     Severability.............................................................  49
      16.4     Modification and Waiver..................................................  49
      16.5     Notices..................................................................  50
      16.6     Assignment...............................................................  50
      16.7     Captions.................................................................  50
      16.8     Entire Agreement.........................................................  51
      16.9     No Third-Party Rights....................................................  51
      16.10    Counterparts.............................................................  51
      16.11    Governing Law............................................................  51
      16.12    Attorneys' Fees..........................................................  51
      16.13    Records..................................................................  51

Exhibit 2.6(a)  Bill of Sale and Assignment
Exhibit 2.6(b)  Assignment and Assumption Agreement
Exhibit 3.3     Earn Out Payments
Exhibit 8.5(d)  Debt Exchange Agreement
Exhibit 8.5(e)(1)    Brewery Facility Lease
Exhibit 8.5(e)(2)    Alehouse Facility Lease
Exhibit 8.5(g)  Voting Agreement
Exhibit 8.5(h)  Escrow Agreement
Exhibit 8.5(k)  Noncompete Agreement
Exhibit 8.7     Opinion of Seller's Counsel
Exhibit 9.8     Opinion of Buyer's Counsel

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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "AGREEMENT") is made as of the 26th day of January, 2004, by and between Portland Brewing Company, an Oregon corporation ("SELLER"), and Pyramid Breweries Inc., a Washington corporation ("BUYER"), and PBC Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Buyer ("ACQUISITION SUBSIDIARY").

                                    RECITALS

         A. Seller desires and intends to sell substantially all of its operating assets and other rights relating to its brewery and alehouse operations, at the price and on the terms and conditions herein set forth.

         B. Buyer desires and intends to purchase substantially all of the operating assets and other rights relating to Seller's brewery and alehouse operations and to assume certain of the operating liabilities relating to such operations, at the price and on the terms and conditions herein set forth.

         C. Buyer has formed Acquisition Subsidiary for the purpose of acquiring such assets.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

         1.1 "AFFILIATE": of any person (the "SUBJECT") means any other person which, directly or indirectly, controls or is controlled by or is under common control with the Subject and, without limiting the generality of the foregoing, includes, in any event, (a) any person which beneficially owns or holds 25% or more of any class of voting securities of the Subject or 25% or more of the legal or beneficial interest in the Subject and (b) any person of which the Subject beneficially owns or holds 25% or more of any class of voting securities or 25% or more of the legal or beneficial interest. "Control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

         1.2 "AGREEMENT": This Agreement and all Schedules and Exhibits hereto.

         1.3      "ASSETS": As defined in Section 2.1.

         1.4      "ASSIGNMENT AND ASSUMPTION AGREEMENT": As defined in Section
2.6.

         1.5      "ASSUMED CONTRACTS": As defined in Section 2.1.8.

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         1.6      "ASSUMED LIABILITIES": As defined in Section 2.3.

         1.7      "BALANCE SHEET DATE": As defined in Section 5.5.

         1.8      "BILL OF SALE": As defined in Section 2.6.

         1.9 "BUSINESS": The business, operations and activities of Seller relating to its brewery and alehouse, including, but not limited to, the manufacture, marketing, promotion, sale and distribution of the Products, but excluding the Excluded Assets.

         1.10 "CLAIM": Any claim, demand, cause of action, suit, proceeding, arbitration, hearing or investigation.

         1.11 "CLOSING": The consummation of the purchase and sale of the Assets under this Agreement.

         1.12 "CLOSING DATE": The date upon which the Closing becomes effective.

         1.13 "CODE": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         1.14 "CONTRACT": Any contract, agreement, lease, license, grant of immunity from suit in regard to intellectual property rights, commitment, arrangement, purchase or sale order, or undertaking, whether written or oral.

         1.15 "DISCLOSURE SCHEDULE": That certain Disclosure Schedule dated as of the date hereof and delivered by Seller to Buyer on the date hereof in connection with this Agreement and incorporated by reference herein.

         1.16 "EMPLOYEE BENEFIT PLANS": Any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, severance, change of control, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, contract, arrangement or payroll practice of any kind (including any "employee benefit plan," as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, (i) sponsored, maintained or contributed to by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate is a party, (ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of Seller or any ERISA Affiliate (or any dependent or beneficiary of any such individual), or (iii) with respect to which Seller or any ERISA Affiliate has (or could have) any obligation or liability.

         1.17 "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

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         1.18     "ERISA AFFILIATE" means any corporation, partnership, limited liability company, sole proprietorship, trade, business or other entity or organization that, together with Seller, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         1.18 "ENCUMBRANCE": Any security interest, mortgage, lien, charge, option, easement, license, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, transfer, voting, receipt of income or other exercise of any attributes of ownership other than (a) mechanics', materialmen's and similar liens; (b) liens for Taxes not yet due or payable; (c) purchase money liens and liens securing rental payments under capital lease arrangements; and (d) other statutory liens arising in the ordinary course of business and not incurred in connection with the borrowing of money; and (e) those items described on SCHEDULE 1.18 of the Disclosure Schedule.

         1.19 "ENVIRONMENTAL AND SAFETY LAW": Any federal, state, local or other laws (whether under common law, statute, ordinance, rule or regulation), permits, orders, decrees, judgments and other requirements of governmental authorities, as such requirements are enacted and in effect on or prior to the Closing, relating to public health and safety, worker health and safety, or pollution or protection of the environment.

         1.20 "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

         1.21     "EXCLUDED ASSETS": As defined in Section 2.2.

         1.22     "EXCLUDED BUSINESSES": as defined in Section 2.2.4.

         1.23     "EXCLUDED LIABILITIES": As defined in Section 2.4.

         1.24     "EXCLUDED REAL PROPERTY": As defined in Section 2.2.2.

         1.25 "FACILITIES": The real property situated at 2730 NW 31st Avenue and 2750 NW 31st Avenue, Portland, Oregon, where Seller conducts the Business, and all plants, buildings, structures, improvements, machinery and equipment located thereon.

         1.26     "FINANCIAL STATEMENTS": As defined in Section 5.5.

         1.27 "GOVERNMENTAL BODY": Any federal, state or other court or governmental body, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder, domestic or foreign.

         1.28 "HAZARDOUS MATERIALS": Any chemicals, materials, substances, or wastes that are regulated, designated, defined or included in any definition under any Environmental and Safety Laws as dangerous, hazardous, radioactive or toxic or as a pollutant or contaminant, including, without limitation, asbestos or asbestos-containing materials, petroleum or petroleum products, polychlorinated biphenyls and urea formaldehyde.

         1.29     "INDEMNIFIED PARTY": As defined in Section 14.4.

         1.30     "INDEMNIFYING PARTY": As defined in Section 14.5.

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         1.31     "INDEPENDENT ACCOUNTANT": The Portland Oregon office of Grant
Thornton, or such other accounting firm as may be mutually acceptable to the parties.

         1.32     "INTELLECTUAL PROPERTY": As defined in Section 2.1.6.

         1.33     "INTERIM PERIOD": As defined in Section 3.2(b).

         1.34     "INTERIM PERIOD ADJUSTED NET INCOME (LOSS)": As defined in
Section 3.2(b).

         1.35     "INTERIM PERIOD INCOME STATEMENT": As defined in Section
3.2(b).

         1.36     "INVENTORY": The inventories of Seller described in Section
2.1.5.

         1.37 "JUDGMENT": Any judgment, order, award, writ, injunction or decree of any Governmental Body or arbitrator.

         1.38 "LOSS": Any loss, damage, Judgment, debt, liability, obligation, fine, penalty, cost or expense (including, but not limited to, any legal and accounting fee or expense), whether or not relating to personal injury, property damage, public or worker health, welfare or safety, natural resources or the environment and whether or not relating to violations of or liability under Environmental and Safety Law.

         1.39 "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE": Any circumstance, event, development, effect or change that would (i) in the case of Seller, be materially adverse to the Business as currently conducted, the Assets, taken as a whole, or the financial condition or results of operations of the Business; (ii) in the case of Buyer, be materially adverse to Buyer's business as currently conducted or Buyer's financial condition or results of operations; or (iii) materially impede the ability of any party to consummate timely the transactions contemplated by this Agreement; provided, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse circumstance, event, development, effect or change arising from or relating to the (1) general business or economic conditions, including such conditions related to the craft brewing business, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipments or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof), (4) changes in United States generally accepted accounting principles, (5) changes in law, rules, regulations, orders, or other binding directives issued by any Governmental Body or (6) the taking of any action contemplated by this Agreement and the other Transaction Documents; (b) a decrease in one party's stock price or the failure by that party to meet or exceed internal or research analysts' earnings or other estimates or projections; provided in the case of Buyer, if Buyer's Determination Price (as defined below) prior to the Closing Date is less than $1.75, such event shall be a Material Adverse Change unless Buyer, in its sole discretion, elects to pay the entire Remaining Purchase Price in cash; or
(c) any existing circumstance, event, development, effect or change affecting a party with respect to which the other party has knowledge as of the date of this Agreement. For purposes of clause (b) of this Section 1.39, "Buyer's Determination Price" means the average closing price per share of Pyramid

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Stock, as publicly reported on the Nasdaq National Market System, for any consecutive 30 trading days period commencing as of the date of this Agreement and ending on the Closing Date. For purposes of clause (c) of this Section 1.39, "Knowledge" means the actual, conscious awareness of the circumstance, event, development, effect or change at issue by one or more executive officers of the party against whom knowledge is charged.

         1.40     "MINIMUM CASH PURCHASE PRICE": As defined in Section 3.1.

         1.41     "MISREPRESENTATION CLAIMS": As defined in Section 14.7.

         1.42     "MOST RECENT BALANCE SHEET": As defined in Section 5.5.

         1.43 "PERMIT": Any permit, license, approval, certification, endorsement or qualification of any Governmental Body or any other person or entity (including, but not limited to, any customer).

         1.44     "PERSONAL PROPERTY": As defined in Section 5.8.

         1.45 "PRODUCTS": Any and all of the ale, beer, soda, clothing, hats, glassware and other products that Seller now sells or manufactured or sold during the past five years or is developing, other than products related to the Excluded Assets.

         1.46     "PURCHASE PRICE":  As defined in Section 3.1.

         1.47     "PURCHASE PRICE ADJUSTMENT": As defined in Section 3.2(a).

         1.48     "PURCHASE PRICE ADJUSTMENT STATEMENT": As defined in Section
3.2(b).

         1.49     "REAL PROPERTY": As defined in Section 5.8.

         1.50 "RELEASE": Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of Hazardous Materials.

         1.51     "REMAINING PURCHASE PRICE": As defined in Section 3.1(b).

         1.52 "REMEDIAL ACTION": Any action to identify, eliminate or minimize any threat or potential threat posed by Hazardous Materials to public or worker health, welfare or safety, natural resources or the environment, including without limitation any investigation, assessment, clean-up or monitoring activities.

         1.53     "RESTRICTED ACTIVITIES": As defined in Section 13.1.

         1.54     "SEC": The Securities and Exchange Commission.

         1.55     "SELLER TERMINATION FEE": As defined in Section 15.3.

         1.56     "SECURITIES ACT": The Securities Act of 1933, as amended.

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         1.57     "SHAREHOLDERS MEETING": The meeting of Seller's Shareholders convened to vote on this Agreement and the purchase and sale of the Assets by Buyer.

         1.58 "TAX" or "TAXES": (i) All taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, gross receipts, personal property, real property, sales, use, ad valorem, transfer, state and federal alcohol taxes, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         1.59 "TAX RETURNS": Any federal, state, local and foreign report, return, statement or other written information, including any schedules or attachments thereto and any amendment thereof, required to be supplied to a Governmental Body in connection with Taxes.

         1.60     "THIRD PARTY CLAIM": As defined in Section 14.5.

         1.61 "TRANSACTION DOCUMENTS": Any and all of the agreements and documents referenced in Sections 8 and 9.

         1.62     "TRANSFER": As defined in Section 2.1.

         1.63     "TRANSFER TAXES": As defined in Section 11.1.

2.       PURCHASE AND SALE OF ASSETS

         2.1      PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver (collectively, "TRANSFER"), or cause to be transferred, to Acquisition Subsidiary, free and clear of all Encumbrances, and Acquisition Subsidiary shall purchase and acquire, all of Seller's right, title and interest in and to all of the assets and rights (collectively, the "ASSETS") of every type and description, used in or relating to the Business, whether tangible or intangible, personal or mixed, wherever located and whether or not reflected on the books and records of Seller, including, but not limited to, the following assets and rights (but excluding the Excluded Assets):

                  2.1.1    CASH AND EQUIVALENTS

         Seller's cash or similar cash and cash equivalent items existing as of the close of business on the Closing Date.

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                  2.1.2    ACCOUNTS RECEIVABLE

         Seller's accounts receivable employed primarily or exclusively in Seller's operation of the Business and existing as of the close of business on the Closing Date.

                  2.1.3    EQUIPMENT

         All machinery, equipment, furniture, computer hardware, fixtures, motor vehicles, tooling, leasehold improvements and other tangible personal property owned by Seller and employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, including, without limitation, the personal property described in SCHEDULE 2.1.3 of the Disclosure Schedule, such personal property and fixtures as are located on the Excluded Real Property, and all rights to the warranties received from the manufacturers and distributors of all such personal property and fixtures and any related claims, credits, rights of recovery and setoffs with respect to such personal property and fixtures.

                  2.1.4    EQUIPMENT AND OTHER PERSONAL PROPERTY LEASES

         All of Seller's right, title and interest in, to and under the leases and rental agreements in respect of equipment or other tangible personal property employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, including, without limitation, those leases and agreements described in SCHEDULE 2.1.4 of the Disclosure Schedule.

                  2.1.5    INVENTORY

         All inventory, wherever located, including raw materials, packaging, finished goods, production supplies, and restaurant supplies produced by or employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date ("INVENTORY"), including, without limitation, the types of Inventory described in SCHEDULE 2.1.5 of the Disclosure Schedule (which Schedule sets forth raw materials, finished goods, packaging and other Inventory as of the Balance Sheet Date by net book value and location), but excluding inventory of the Excluded Brands, and all rights of Seller to the warranties received from suppliers and distributors and any related claims, credits, rights of recovery and setoffs with respect to such Inventory.

                  2.1.6    INTELLECTUAL PROPERTY

         All information (whether or not protectable or registered by patent, trademark, copyright or trade secret rights) and intellectual property rights possessed or owned by Seller and employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, and all right, title and interest of Seller in, to and under licenses, sublicenses or like agreements providing Seller any right or concession to use any information or intellectual property, and, in each case, employed primarily or exclusively in Seller's operation of the Business as of the close of business on the Closing Date, including all trade names, trademarks (including common-law trademarks), service marks, art work, packaging, plates, emblems, logos, insignia and copyrights, and their registrations and applications, and all goodwill associated therewith, all technology, know-how, trade secrets, manufacturing processes, formulae, drawings, designs, systems, forms, technical manuals, data, computer programs and product information and all documentary evidence of any of the foregoing, including, without limitation, the trademarks, other assets and related agreements described in SCHEDULE 2.1.6 of the Disclosure Schedule (collectively, the "INTELLECTUAL PROPERTY"), but excluding the Excluded Brands.

                  2.1.7    PERMITS

         Except for the Excluded Permits, all Permits relating primarily or exclusively to Seller's operation of the Business as of the close of business on the Closing Date, to the extent actually assignable or transferable, including, without limitation, those described in SCHEDULE 2.1.7 of the Disclosure Schedule.

                  2.1.8    CONTRACT RIGHTS AND OTHER INTANGIBLE ASSETS

         All of Seller's right, title and interest in, to and under all contracts and agreements, purchase orders, sales orders, sale and distribution agreements, supply agreements, contract brewing agreements, leases and other instruments and agreements relating primarily or exclusively to Seller's operation of the Business as of the close of business on the Closing Date (the "ASSUMED CONTRACTS"), and all goodwill associated with the Business, including, without limitation, Seller's right, title and interest in, to and under the contracts, agreements and other assets described in SCHEDULE 2.1.8 of the Disclosure Schedule; provided, however, that no contractual rights or obligations relating to the manufacture, distribution or sale of Products marketed under the Excluded Brands shall be deemed to be included in the Assumed Contracts, whether or not such contractual rights or obligations are expressed in any contract listed on SCHEDULE 2.1.8.

                  2.1.9    CERTAIN TAX REFUNDS

         All of Seller's right, title and interest in and to any refunds of Taxes (net of any Tax liabilities arising as a result of such refunds) paid with respect to the Business for Tax Periods (or portions thereof) ending on or prior to the Closing Date, other than refunds relating to federal or state income taxes or business and occupation taxes.

                  2.1.10   OTHER RECORDS, MANUALS AND DOCUMENTS

         Subject to any third-party confidentiality limitations, all of Seller's mailing lists, customer lists, supplier lists, vendor data, marketing information and procedures, sales and customer files, advertising and promotional materials, current product material, equipment maintenance records, warranty information, records of plant operations and the source and disposition of materials used and produced in such plants, standard forms of documents, manuals of operations or business procedures and other similar procedures, and all other information of Seller relating primarily or exclusively to Seller's operation of the Business as of the close of business on the Closing Date and, with respect to the Real Property to be leased or subleased to Buyer, access to all soil test reports, building inspection reports, building plans, blueprints, renderings and surveys.

                  2.1.11   INSURANCE PROCEEDS

         All insurance proceeds paid or payable to Seller in respect of any damage to or destruction or loss of any assets or rights of Seller reflected on the Schedules referred to in this Section 2.1, including any assets of Seller that, as far as could reasonably be foreseen, would have been included in the Assets but for such damage, destruction or loss.

         2.2      EXCLUDED ASSETS

         Seller and Buyer expressly understand and agree that Seller is not transferring to Buyer pursuant to this Agreement any of the following assets or rights of Seller (the "EXCLUDED ASSETS").

                  2.2.1    TAX REFUNDS

         Seller's rights to refunds of federal or state income or business and occupation Taxes paid with respect to the Business for Tax periods (or portions thereof) ending on or prior to the Closing Date.

                  2.2.2    EXCLUDED REAL PROPERTY

         All of Seller's real property, and all rights and liabilities relating thereto, described in SCHEDULE 2.2.2 of the Disclosure Schedule (the "EXCLUDED REAL PROPERTY").

                  2.2.3    EXCLUDED CONTRACTS

         All of Seller's right, title and interest in, to and under all contracts and agreements described in SCHEDULE 2.2.3 of the Disclosure Schedule, and all contractual rights or obligations relating to the manufacture, distribution or sale of Products marked under the Excluded Brands.

                  2.2.4    OTHER EXCLUDED ASSETS

         All other assets of Seller described in SCHEDULE 2.2.4 of the Disclosure Schedule including, but not limited to, all assets used exclusively in Seller's hand truck manufacturing or whiskey distribution businesses (the "EXCLUDED BUSINESSES"), excluding any cash balances in bank accounts designated for any of the Excluded Businesses, which cash shall be applied to the repayment of the Revolving Credit Facility as contemplated in Section 4.3, including, without limitation, those Claims listed on SCHEDULE 5.12.

                  2.2.5    EXCLUDED PERMITS

         All of Seller's right, title and interest in, to and under all Permits described in SCHEDULE 2.2.5 of the Disclosure Schedule (the "EXCLUDED PERMITS").

                  2.2.6    EXCLUDED BRANDS

         All of Seller's right, title, interest, and any goodwill, in the following brands: (a) GOVERNATOR, THE GOVERNATOR, THE GOVERNATOR ALE, and any and all other brands incorporating "GOVERNATOR"; (b) PUMPING IRON, PUMPING IRON BREWING COMPANY, and any and all other brands incorporating "PUMPING" and "IRON"; and (c) all logos, designs, advertising materials, promotional materials, and marketing materials associated therewith, including, but not limited to, the logos and designs depicted in the artwork for the label shown on
SCHEDULE 2.2.6 (collectively, the "EXCLUDED BRANDS").

         2.3      ASSUMPTION OF LIABILITIES

         Upon the terms and subject to the conditions of this Agreement, Acquisition Subsidiary agrees, effective at the time of Closing, to assume all obligations and liabilities of Seller of any kind, character or description, arising exclusively or primarily out of the conduct of the Business (the "ASSUMED LIABILITIES"), except for the Excluded Liabilities, including, without limitation, the following:

                  (a) Accounts payable which are either disclosed on the Most Recent Balance Sheet or incurred by Seller in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (b) Liabilities and obligations related to customer deposits which are either disclosed on the Most Recent Balance Sheet or incurred by Seller in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (c) Accrued payroll (including bonuses in the ordinary course of business) and accrued vacation and sick time which are either disclosed on the Most Recent Balance Sheet or incurred in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (d) Other accrued liabilities relating to the Business (of the nature included in the Most Recent Balance Sheet in the line item "Other accrued liabilities") which are either disclosed on the Most Recent Balance Sheet or incurred by Seller in the ordinary course of operating the Business between January 1, 2004 and the Closing;

                  (e) Indebtedness to certain related parties of Seller, after giving effect to the transfer of the Excluded Real Property, subject to a mortgage or deed of trust securing the Real Estate Facility, to the holder(s) of such indebtedness in exchange for the cancellation of a portion of such indebtedness (the "RELATED PARTY DEBT"), as more particularly described in
SCHEDULE 2.3(e) of the Disclosure Schedule; and

                  (f)      Seller's obligations under the Assumed Contracts.

         2.4      EXCLUDED LIABILITIES

         Neither Buyer nor Acquisition Subsidiary shall assume any liabilities other than the Assumed Liabilities, nor shall it assume any of the following obligations or liabilities, which shall remain obligations and liabilities of Seller (all obligations or liabilities not assumed by Buyer or Acquisition Subsidiary herein are called the "EXCLUDED LIABILITIES"):

                  2.4.1    EXCLUDED REAL PROPERTY

         Any payables, claims, liabilities, fines, rents and contractual and other obligations, contingent or otherwise, in any way relating to the Excluded Real Property.

                  2.4.2    TAXES

         Any liabilities for Taxes of Seller, including (without limitation) any Taxes relating to the use or ownership of the Assets, or the operation of the Business, on or prior to the Closing Date.

                  2.4.3    LITIGATION

         Any claim, Judgment, penalty, settlement agreement or other obligation to pay in respect of any Claim that is pending or threatened on or prior to the Closing Date, including, but not limited to, those listed in SCHEDULE 5.12 of the Disclosure Schedule.

                  2.4.4    CLAIMS

         All Claims, liabilities or other obligations that relate to injuries, actions, omissions, conditions or events that occurred or existed on or prior to the Closing Date, whether based on any act or omission of Seller, in connection with the operation of the Business.

                  2.4.5    WARRANTIES

         Seller's liabilities and obligations pursuant to warranties (express or implied) to customers for Products manufactured or sold on or prior to the Closing Date.

                  2.4.6    ENVIRONMENTAL LIABILITY

         All Claims, Losses and liabilities arising out of or relating to (a) the failure of Seller to comply with any Environmental and Safety Laws, including, without limitation, any noncompliance with respect to the Facilities (or any other property that the Seller at any time owned, leased, subleased or used) or to the conduct of the Business on or prior to the Closing Date, (b) the presence or Release, on or prior to the Closing Date, of Hazardous Materials on, at or from the Facilities (or any other property that the Seller at any time owned, leased, subleased or used) and (c) the presence or Release of Hazardous Materials on, at or from at any other location if Seller bears any responsibility for the generation, transportation, storage, treatment, Release or disposal of such Hazardous Materials.

                  2.4.7    SEVERANCE COSTS

         All severance obligations and other costs of terminating employees wherever located resulting from any termination or cessation of employment occurring on or prior to the Closing Date, from whatever source such obligations and costs arise, including, without limitation, contractual obligations, notices to employees, employment manuals, course of dealings, past practices, obligations relating to Section 2806 or 4999 of the Code, or otherwise.

                  2.4.8    EMPLOYEE EXPENSES

         Except for the Assumed Liabilities referred to in 2.3(c) and liabilities under any Employee Benefit Plan of Seller included as an Assumed Contract on Schedule 2.1.8 arising after the Closing Date, all liabilities and obligations with respect to any Employee Benefit Plan.

                  2.4.9    CERTAIN INDEBTEDNESS

         Seller's obligations with respect to the payment of principal, interest or other amounts under (i) that certain Business Loan Agreement dated as of August 1, 2001 between Seller and Washington Mutual Bank dba Western Bank, as amended (the "REVOLVING CREDIT FACILITY"), and (ii) that certain

Business Loan Agreement dated as of October 28, 2003 between Seller and Sterling Savings Bank (the "REAL ESTATE FACILITY").

                  2.4.10   OTHER

         All Claims, liabilities and obligations in respect of any Excluded Asset (including, without limitation, the Excluded Brands) or in respect of the Excluded Businesses, and all liabilities or obligations of Seller in respect of costs or expenses incurred by or on behalf of Seller in connection with the transactions contemplated by this Agreement.

         2.5      ACCOUNTS RECEIVABLE; CASH; TAX REFUNDS

         The parties have agreed that the accounts receivable of the Business as of the Closing Date are included in the Assets being purchased by Buyer. Seller agrees that all payments from customers of the Business which have unpaid accounts due to Seller as of the Closing Date shall be transmitted to Buyer in accordance with this Section. Seller shall pay such monies to Buyer within five business days of receipt, until the customer's account balance as of the Closing Date has been paid in full. Buyer shall have access during normal business hours to Seller's books and records as reasonably required to enable Buyer to verify the amounts of monies received by Seller from such customers. All cash balances relating to the Business in bank accounts of Seller or on hand as of the Closing Date shall be remitted, by check or wire transfer, to Buyer within two business days of the Closing Date. Seller shall, upon the request of Buyer, provide bank statements or other satisfactory evidence of the amount of cash held by Seller as of the Closing Date. Any refunds of Taxes included in the Assets pursuant to
Section 2.1.9 received by Seller after the Closing Date shall be remitted, by check or wire transfer, to Buyer within five business days after receipt.

         2.6      INSTRUMENTS OF SALE AND TRANSFER

         On or prior to the Closing Date, Seller shall deliver to Buyer and Buyer shall deliver to Seller, as the case may be, such instruments of sale and assignment as shall, in the reasonable judgment of Buyer and Seller, be effective to vest in Buyer on the Closing Date all of Seller's right, title and interest in and to the Assets and to evidence the assumption of the Assumed Liabilities by Buyer, including, without limitation, a Bill of Sale and Assignment substantially in the form of EXHIBIT 2.6(a) (the "BILL OF SALE") and an Assignment and Assumption Agreement substantially in the form of EXHIBIT 2.6(b) (the "ASSIGNMENT AND ASSUMPTION AGREEMENT"). Seller shall take all reasonable additional steps as may be necessary to put Buyer in possession and operating control of the Assets at the Closing, and Buyer shall take all reasonable additional steps as may be necessary for it to assume the Assumed Liabilities at the Closing.

         2.7      FURTHER ASSURANCES

         From time to time following the Closing, Buyer and Seller shall execute and deliver, or cause to be executed and delivered, to the other such additional instruments of conveyance and transfer and evidences of assumption as such party may reasonably request or as may be otherwise necessary or desirable to carry out the purposes of this Agreement.

3.       PURCHASE PRICE

         3.1      PURCHASE PRICE

         The aggregate purchase price for the Assets shall be the sum of Four Million Two Hundred Sixteen Thousand Seven Hundred Fifty-Eight Dollars ($4,216,758) (the "PURCHASE PRICE"), subject to adjustment as provided in
Section 3.2. The Purchase Price will consist of the following:

                  (a)      Buyer's assumption of the Assumed Liabilities; and

                  (b) an amount equal to the difference between (i) the Purchase Price and (ii) the sum of (A) the outstanding amounts at December 31, 2003 of the Assumed Liabilities specified in subsections 2.3(a)-(d) and (B) the amount of the Related Party Debt to be assumed pursuant to the terms of this Agreement (the "REMAINING PURCHASE PRICE"), payable either in cash or in shares of the unregistered common stock of Pyramid Breweries Inc. (the "PYRAMID STOCK"), or a combination of both cash and Pyramid Stock, at the sole discretion of Pyramid; provided, that the Remaining Purchase Price shall consist of a minimum cash payment in the amount equal to the sum of (x) the amount outstanding as of the Closing Date under the Revolving Credit Facility which is attributable to the Business, but not to exceed $1,000,000, which will be applied at Closing in the manner set forth in Section 4.3, and (y) $200,000 (x and y together, the "MINIMUM CASH PURCHASE PRICE").

                  If Pyramid chooses to pay some or all of the Remaining Purchase Price (net of the Minimum Cash Purchase Price) in Pyramid Stock, the number of shares of Pyramid Stock issuable to Seller will be determined by dividing (i) the portion of the Remaining Purchase Price to be paid in shares of Pyramid Stock by (ii) the Fair Market Value of Pyramid Stock on the date hereof. For purposes of this Agreement, the "FAIR MARKET VALUE" of Pyramid Stock shall mean the average closing price per share of Pyramid Stock, as publicly reported on the Nasdaq National Market System, for the thirty trading days ending the trading day immediately prior to the date of execution of this Agreement. No fractional shares of Pyramid Stock will be issued by Buyer. The value of any fractional share shall be payable to Seller in cash.

         3.2      PURCHASE PRICE ADJUSTMENT

         The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 3.2 as follows:

                  (a) The Purchase Price shall be increased or decreased, as applicable, by the amount of Interim Period Adjusted Net Income (Loss) (as defined below) (the "PURCHASE PRICE ADJUSTMENT").

                  (b) As promptly as practicable, but in any event no later than 30 days, following the Closing Date, Seller shall deliver to Buyer (i) a statement of operations for Business for the period commencing on January 1, 2004 and ending on the Closing Date (the "INTERIM PERIOD"), prepared in accordance with generally accepted accounting principles (other than for accompanying notes), consistently applied (the "INTERIM PERIOD INCOME STATEMENT") and (ii) Seller's statement of the amount of the Purchase Price Adjustment ("PURCHASE PRICE ADJUSTMENT STATEMENT"), which shall be equal to the net income (loss) for the Interim Period, as shown on the Interim Period Income Statement, adding back depreciation and amortization expense for the Interim Period, as shown on the Interim Period Income Statement and adding back any reductions in long-term debt ("INTERIM PERIOD ADJUSTED NET INCOME (LOSS)").

                  (c) To enable Buyer to evaluate the Interim Period Income Statement and the Purchase Price Adjustment Statement, Seller agrees, upon Buyer's request, to provide Buyer or Buyer's representatives reasonable access to Seller's accounting books and records and to employees or other agents or representatives involved in Seller's accounting function or in the preparation or review of the Interim Period Income Statement.

                  (d) Buyer shall deliver to Seller, no later than 60 days after its receipt of the Purchase Price Adjustment Statement, notice of acceptance of the Purchase Price Adjustment set forth in Seller's Purchase Price Adjustment Statement (the "ACCEPTANCE NOTICE") or notice of dispute of the Purchase Price Adjustment set forth in Seller's Purchase Price Adjustment Statement (a "DISPUTE NOTICE"). A Dispute Notice will set forth in reasonable detail a written explanation of the basis for Buyer's dispute with Seller's determination of the amount of the Purchase Price Adjustment. If Buyer delivers an Acceptance Notice, or if Buyer fails to give a Dispute Notice within the prescribed time period (in which case Buyer will be deemed to have accepted Seller's determination of Purchase Price Adjustment), the amount of the Purchase Price Adjustment set forth in the Purchase Price Adjustment Statement shall be final and binding upon the parties.

                  (e) If Buyer delivers a Dispute Notice to Seller within the time set forth in Section 3.2(d), Buyer and Seller shall meet, as soon as practicable (but in any event no later than 10 days) after delivery of a Dispute Notice, to attempt to reconcile the parties' differences with regard to the amount of the Purchase Price Adjustment. If the parties are able to reconcile such differences within 30 days after the date of delivery of the Dispute Notice, the amount of the Purchase Price Adjustment agreed to in writing shall be final and binding upon the parties.

                  (f)      If Seller and Buyer fail to reach agreement under
Section 3.2(e) within 30 days after the date of delivery of the Dispute Notice, either Seller or Buyer may refer the final determination of Purchase Price Adjustment to the Independent Accountant, who will determine the amount of the Purchase Price Adjustment as promptly as practicable, but in any event within 45 days after being engaged. The fees and costs of the Independent Accountant will be shared equally by Buyer and Seller. The determination of Purchase Price Adjustment by the Independent Accountant will be final and binding upon the parties.

                  (g) If the final Purchase Price Adjustment results in an increase to the Purchase Price, Buyer shall deposit the Purchase Price Adjustment Holdback with the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement, and remit to Seller the additional amount by which the final Purchase Price Adjustment exceeds the amount of the Purchase Price Adjustment Holdback. If the final Purchase Price Adjustment results in a decrease to the Purchase Price, but is less than the Purchase Price Adjustment Holdback, Buyer shall deposit the portion of the Purchase Price Adjustment Holdback which exceeds the final Purchase Price Adjustment with the Escrow Agent, to be held pursuant to the terms of the Escrow Agreement. If the final Purchase Price Adjustment results in a decrease to the Purchase Price, but is more than the Purchase Price Adjustment Holdback, Seller shall remit to Buyer an amount equal to the difference between the amount of the final Purchase Price Adjustment and the amount of the Purchase Price Adjustment Holdback. The Purchase Price, as adjusted by the Purchase Price Adjustment, is referred to as the "ADJUSTED PURCHASE PRICE."

                  (h) Any amounts payable by Buyer to Seller hereunder may be paid by delivery of cash, Pyramid Stock (valued as provided in Section 3.1), or a combination thereof, in Buyer's sole discretion. If Seller received Pyramid Stock in payment of a portion of the Purchase Price at Closing, any amounts payable by Seller to Buyer hereunder may be paid in cash or by Seller's return to Buyer of a number of shares of Pyramid Stock (valued as provided in Section 3.1) equal to the amount owed by Seller, or a combination thereof.

         3.3      EARN OUT PAYMENTS

         Depending on certain conditions, Seller may be entitled to additional payments (collectively, the "EARN OUT PAYMENTS"), as is described on EXHIBIT 3.3 to this Agreement. All parties hereto acknowledge that at all times after the Closing, the Business will be operated by Buyer in such manner as Buyer deems prudent or desirable in its sole and absolute discretion and that such operation including, without limitation, the business plan and strategy and the sales and marketing associated with the Business, may not be in accordance with the Buyer's or Seller's past practices or with their respective current business plans. Moreover, Seller's right to any Earn Out Payments shall not in any way be deemed to give Seller any ownership or other interest in the Business.

         3.4      ALLOCATION OF PURCHASE PRICE

         As soon as practicable after the final determination of the Purchase Price Adjustment, Buyer shall deliver to Seller a statement (the "ALLOCATION STATEMENT") allocating the Adjusted Purchase Price (including Assumed Liabilities to the extent properly taken into account under Section 1060 of the Code among the Assets and the restrictive covenants set forth in Section 13 in accordance with Section 1060 of the Code; provided, that Buyer and Seller shall cooperate in the preparation of the Allocation Statement and Seller shall have the right to approve the Allocation Statement (which approval shall not be withheld unreasonably). Seller and Buyer agree to be bound by the Allocation Statement and act in accordance with the Allocation Statement for all tax purposes.

4.       CLOSING

         4.1      CLOSING DATE

         Subject to the terms and conditions of this Agreement, the Closing shall take place at the offices of Perkins Coie LLP in Portland, Oregon, within two business days after satisfaction or waiver of the last to be fulfilled of the conditions set forth in Sections 8 and 9, or at such other location or time as the parties may agree, and shall be effective as of midnight of the Closing Date.

         4.2      CLOSING PAYMENTS TO SELLER

         At the Closing, Buyer shall pay to Seller the Remaining Purchase Price, less:

                  (a) an amount equal to $150,000 (the "INDEMNITY ESCROW AMOUNT"), in the form of cash, Pyramid Stock or combination thereof (in Buyer's sole discretion), which shall be deposited with an escrow agent (the "ESCROW AGENT") pursuant to the terms of an Escrow Agreement, a form of which attached as EXHIBIT 8.5(h) (the "ESCROW AGREEMENT"), and

                  (b) an amount equal to $250,000 (the "PURCHASE PRICE ADJUSTMENT HOLDBACK") which shall be retained by Buyer pending final determination of the Purchase Price Adjustment, as provided in Section 3.2.

         The portion of the Remaining Purchase Price (net of the Indemnity Escrow Amount and the Purchase Price Adjustment Holdback) shall be paid (i) in cash, by wire transfer of immediately available funds to such bank account of Seller as it may designate in writing prior to the Closing, (ii) in Pyramid Stock, in which case Buyer will cause a stock certificate to be issued in the name of Seller, or (iii) a combination of cash and Pyramid Stock; provided, that the Minimum Cash Purchase Price will be paid to Seller at Closing.

         4.3      REPAYMENT OF REVOLVING CREDIT FACILITY

         At the Closing, the Revolving Credit Facility with Washington Mutual dba Western Bank, the lender under such facility, will be paid down by a sufficient amount so that the lender releases its security interest in the Assets. Buyer and Seller shall, to the extent required by Washington Mutual, establish an escrow trust account, with an escrow agent mutually acceptable to Buyer and Seller ("CLOSING ESCROW AGENT"), for the pay down of the Revolving Credit Facility. In such event, (i) Buyer shall deposit, on the business day immediately preceding the Closing Date, into such escrow account, by wire transfer of immediately available funds, an amount equal to the amount outstanding as of the Closing Date of the Revolving Credit Facility attributable to the Business (not to exceed $1,000,000), and (ii) Washington Mutual shall deposit into the escrow account one or more UCC-3 Termination Statements and such other instruments as may be necessary to release in full any security interest Washington Mutual may have in any of the Assets being purchased by Buyer. Upon confirmation to Buyer by the Closing Escrow Agent that it is in a position to file such Termination Statements and other instruments with applicable Governmental Bodies, the Closing Escrow Agent shall deliver funds deposited in escrow by Buyer to pay down the Revolving Credit Facility. In the event that Washington Mutual does not require the establishment of a closing escrow to facilitate the paydown of the Revolving Credit Facility and the release of any security interests in Assets being purchased by Buyer, the parties agree to establish such other closing procedures as are reasonably acceptable to the parties and Washington Mutual.

5.       REPRESENTATIONS AND WARRANTIES OF SELLER

         To induce Buyer to enter into and perform this Agreement, Seller represents and warrants to Buyer (which representations and warranties shall survive the Closing as provided in Section 14) as follows in this Section 5:

         5.1      ORGANIZATION, GOOD STANDING, ETC.

         Seller is a corporation duly incorporated and validly existing under the laws of the State of Oregon. Seller is qualified to do business in each state of the United States where the failure to be duly qualified is reasonably likely to have a Material Adverse Effect. Seller has all requisite corporate power and authority to own, operate and lease the Assets and to carry on the Business as now being conducted.

         5.2      CORPORATE AUTHORITY; AUTHORITY FOR AGREEMENT

                  (a) Seller has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Seller of this Agreement and the Transaction Documents to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, other than the approval and adoption of this Agreement at the Shareholders' Meeting by the affirmative vote of a majority of the voting power of the outstanding shares of Seller common stock and a majority of the voting power of the outstanding shares of Seller Series A Preferred Stock, each voting as a separate class, as of the record date for such meeting as required by the Oregon Business Corporation Act and Seller's articles of incorporation and bylaws (the "REQUISITE SHAREHOLDER APPROVAL"). This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (provided that the consummation of the transactions contemplated by this Agreement is subject to the Requisite Shareholder Approval), and the Transaction Documents to which Seller is a party, when executed and delivered by Seller, will constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (b) A special committee of independent directors and the Board of Directors of Seller have (i) determined that this Agreement and the Transaction Documents to which Seller is a party and the transactions contemplated hereby and thereby are in the best interests of Seller, (ii) approved and authorized this Agreement and the Transaction Documents to which Seller is a party (provided that the consummation of the transactions contemplated by this Agreement is subject to the Requisite Shareholder Approval), and (iii) resolved to propose and recommend approval and adoption of this Agreement by Seller's shareholders. Seller has taken all necessary action to exempt this Agreement and the transactions contemplated by this Agreement from, and this Agreement and such transactions are exempt from any restrictive provisions of (1) any applicable state anti-takeover laws and regulations, and
(2) the Articles of Incorporation or Bylaws of Seller.

         5.3      NO CONFLICT

         Subject to the approval by its shareholders referred to in Section 5.2, and the required filings under federal and state securities laws, and except as disclosed in SCHEDULE 5.3 of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement or the Transaction Documents to which Seller is a party and the consummation of the transactions contemplated hereby or thereby, will not (a) violate, conflict with, or result in any breach of, any provision of Seller's articles of incorporation or by-laws; or (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any Assumed Contract or Judgment to which Seller is a party or by which it is bound or which relates to the Products, the Assets or the Business, which violation, conflict, breach or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or (c) result in the creation of any Encumbrance on any of the Assets, which creation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or (d) violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body (a "LAW"), which violation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or (e) violate or result in the suspension, revocation, modification, invalidity or limitation of any Permits relating to the Products, the Assets or the Business which violation or other event is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         5.4      CONSENTS AND APPROVALS

         Except as set forth in SCHEDULE 5.4 of the Disclosure Schedule, (a) no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and for the consummation by Seller of the transactions contemplated hereby and thereby other than such consents, approvals, authorizations, declarations, filings or registrations the absence of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and (b) no consent, approval or authorization of any third party is required for the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby other than such consents, approvals or authorizations the absence of which, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

         5.5      FINANCIAL STATEMENTS

         Seller has delivered to Buyer the following financial statements of the Business, which are set forth in SCHEDULE 5.5 of the Disclosure Schedule (collectively, the "FINANCIAL STATEMENTS"): (i) an audited consolidated balance sheet as of December 31, 2002, and audited statements of operations, cash flows and stockholders equity for the years ended December 31, 2002 and 2001, (ii) an unaudited interim balance sheet (the "MOST RECENT BALANCE SHEET") as of December 31, 2003 (the "BALANCE SHEET DATE") and the related unaudited statements of operation for the twelve-month period then ended. The Financial Statements were prepared from the books and records kept by Seller and fairly present the financial condition of Seller as of their respective dates and the results of operations of Seller for the respective years or periods then ended, in accordance with generally accepted accounting principles consistently applied (other than, with respect to the unaudited Financial Statements at and for the twelve-month period ended December 31, 2003, the accompanying notes, normal year end adjustments and other presentation items). Each accrual reflected on the Most Recent Balance Sheet is adequate to meet the liability underlying such accrual. The Most Recent Balance Sheet reflects all properties and assets, real, personal or mixed, that are used by Seller in the Business and are required to be reflected on such balance sheet pursuant to generally accepted accounting principles consistently applied.

         5.6      ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as set forth in SCHEDULE 5.6 of the Disclosure Schedule, since the Balance Sheet Date, and through the Closing Date, Seller has conducted the Business in the ordinary course consistent with Seller's past practice, and has not:

                  (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment (other than this Agreement and matters related thereto) not in the ordinary course of business;

                  (b) created or incurred any new borrowings or reduced any outstanding borrowings other than borrowings in the ordinary course of business under the Revolving Credit Facility;

                  (c) incurred any other obligation or liability (absolute or contingent), other than current liabilities incurred, and obligations made or contracts entered into, in the ordinary course of business.

                  (d) encumbered or disposed of any assets or made any capital expenditures, except in the ordinary course of business or in an amount in excess of $15,000 in the aggregate;

                  (e)      paid any dividends or made distributions;

                  (f) cancelled any debts or waived any substantial rights on claims other than in the ordinary course of business;

                  (g) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Business;

                  (h) taken any action resulting in the reduction of the Business's working capital (current assets including cash, less current liabilities not including the short-term or current portion of long-term debt) except for such customary changes as may be required in the ordinary course of business;

                  (i) changed the compensation and terms of employment provided to the Business's employees, except for changes made with the prior knowledge and consent of Buyer; or

                  (j) entered into or agreed to enter into any transaction, agreement or commitment, suffered the occurrence of any event or events or experienced any change in financial condition, business, results of operations or otherwise that, in the aggregate, has (i) interfered with the normal and usual operations of the Business or business prospects of the Business or (ii) resulted in a Material Adverse Change with respect to Seller's Business.

         5.7      TAXES

         Except as set forth in SCHEDULE 5.7 of the Disclosure Schedule:

                  (a) Seller has properly prepared and timely filed all Tax Returns required to be filed by Seller and has paid all Taxes (whether or not shown on any Tax Return) that Seller was required to pay. Such Tax Returns are true and correct in all respects and have been prepared in accordance with applicable law.

                  (b) No such Tax Returns have been or currently are the subject of audit or examination nor has Seller been notified in writing, or otherwise, that it is the subject of any pending, proposed or threatened action, investigation, proceeding, audit, claim or assessment by or before any Governmental Body nor does Seller have any reason to believe that any such notice will be received in the future.

                  (c) Seller is not currently the beneficiary of any extension of time within which to file any Tax Return, and Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency. Seller has duly and timely withheld from employee salaries, or wages or other compensation (whether or not paid in cash) and other amounts paid to creditors, independent contractors and other third parties and paid over to the appropriate governmental authority all amounts required to be so withheld and paid over for all periods under all applicable Tax or other laws.

                  (d) Seller has made available to Buyer copies of all income, payroll, sales and use Tax Returns that have been filed by Seller for Tax periods beginning since January 1, 2000 and ending on or before the Closing Date.

                  (e) Seller does not have or know of any basis for the assertion of any claim for any liabilities for unpaid Taxes for which Buyer would become liable as a result of the transactions contemplated by this Agreement or that could result in an Encumbrance on any of the Assets or the commencement of a Claim against Buyer or Acquisition Subsidiary.

                  (f) Seller is not a party to a tax sharing or allocation agreement nor does Seller owe any amount under any such agreement. Seller (i) has not been a member of any affiliated group within the meaning of Code Section 1504 of the Code or any similar group defined under a similar provision of state, local, or foreign law filing a consolidated federal income Tax Return and
(ii) has no liability for the Taxes of any person under Treasury Regulation
Section 1.1502-6, Treasury Regulation Section 1.1502-78 (or any comparable provision of foreign, state or local law), as a transferee or successor, by contract, or otherwise.

                  (g) Seller does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country, and has not engaged in any trade or business within, or derived any income from, any state, local or foreign jurisdiction other than those jurisdictions for which Tax Returns have been duly filed by Seller or for which Tax Returns are not required to be filed. No claim has ever been made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by such jurisdiction.

         5.8      PROPERTY

                  (a) SCHEDULE 5.8(a) of the Disclosure Schedule contains a complete and accurate list of all real property (the "REAL PROPERTY") owned, leased or used by Seller with respect to the Business as now conducted.

                  (b) Except as set forth in SCHEDULE 5.8(b) of the Disclosure Schedule, Seller owns or leases all of the personal property and assets necessary for the conduct of the Business as now conducted ("PERSONAL PROPERTY"). With respect to the Personal Property it owns, all such property is free and clear of all Encumbrances, except Encumbrances that arise in the ordinary course of business and do not impair Seller's ownership or use of such Personal Property. With respect to the Personal Property it leases, Seller is in compliance with such leases and, to Seller's knowledge, holds a valid leasehold interest free of any Encumbrances, except those that arise in the ordinary course of business and do not impair its ownership or use of such Personal Property or those of the lessor of such Personal Property.

         5.9      EQUIPMENT

         Except as set forth in SCHEDULE 5.9 of the Disclosure Schedule, the machinery, equipment, furniture and other physical assets included in the Assets are free of material defect (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear). During the past three years there has not been any significant interruption in the conduct of the Business, including, but not limited to, the operation of the Facilities, due to the malfunctioning of any such Assets.

         5.10     ENVIRONMENTAL AND SAFETY MATTERS

                  (a) Except as set forth in SCHEDULE 5.10 of the Disclosure
Schedule:

                           (i)      Seller has, to the extent required by
applicable Environmental and Safety Laws, obtained and is in compliance with all Permits required for its conduct of the Business and use of the Facilities. Seller's conduct of the Business is and has been in compliance, in all material respects, with all applicable Environmental and Safety Laws.

                           (ii)     Seller has not received any written notice
of (a) any alleged violation of any Environmental and Safety Laws, including, without limitation, any violation with respect to the Facilities or the conduct of the Business or (b) its potential responsibility for the presence or Release of Hazardous Materials at any site.

                           (iii)    Except as allowed under a Permit, no
unpermitted or unlawful Release of Hazardous Materials has occurred from, upon, below or into the Facilities by Seller that would give rise to material liabilities to Seller and, to the knowledge of Seller, no unpermitted or unlawful Release of Hazardous Materials has occurred on any adjacent property that has migrated to, through or under the Facilities.

                           (iv)     The Facilities have not been used to
generate, manufacture, transport, treat, store, use, handle, recycle, Release or dispose of any Hazardous Materials, except in accordance with applicable Environmental and Safety Laws. Seller has not generated, transported, treated, stored, Released or disposed of, any Hazardous Materials that would give rise to material liabilities to Seller for a violation of any Environmental and Safety Laws.

                           (v)      No tanks used at any time for the storage of
any Hazardous Materials above or below ground are present, as of the date of this Agreement, on or at the Facilities. Any tanks previously used for the storage of any Hazardous Materials above or below ground on or at the Facilities were removed and closed in compliance with Environmental and Safety Laws.

         5.11     CONTRACTS

         SCHEDULE 5.11 of the Disclosure Schedule contains a complete and accurate list of the following and relating to the Business (i) all written and oral express contracts, agreements, instruments and arrangements ("CONTRACTS") to which Seller is a party involving obligations (contingent or otherwise) of, or payments to, Seller in excess of $5,000 annually, (ii) any Contract containing any covenant limiting the freedom of Seller to engage in any business activity or compete with any person or entity, and (iii) any other Contract that is material to the business of Seller. Except as specifically set forth in
SCHEDULE 5.11 of the Disclosure Schedule, all such Contracts (the

"MATERIAL CONTRACTS") are valid and in full force and effect, Seller has performed its obligations thereunder, and there are not, under any of the Material Contracts, any defaults or events of default on the part of Seller or, to Seller's knowledge, any other party thereto. Seller has not received any written notice indicating that Seller or another party, as the case may be, is presently in default under or in breach or violation of any Material Contract. Seller has not received notice that any party to any such Material Contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

         5.12     CLAIMS AND LEGAL PROCEEDINGS

         Except as specifically set forth in SCHEDULE 5.12 of the Disclosure Schedule, there are no Claims pending or, to Seller's knowledge, threatened against Seller with respect to the operation of the Business, before or by any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person. To Seller's knowledge, there is no valid basis for any Claim, other than as specifically set forth in SCHEDULE
5.12 of the Disclosure Schedule, adverse to the Business by or before any Governmental Body or nongovernmental department, commission, board, bureau, agency or instrumentality, or any other person. There are no outstanding or unsatisfied Judgments to which Seller is a party or that involve the transactions contemplated herein.

         5.13     LABOR MATTERS

         Except as set forth in SCHEDULE 5.13 of the Disclosure Schedule, during the three-year period preceding the date of this Agreement, there have been no disputes, employee grievances or disciplinary actions pending or, to the knowledge of Seller, threatened between Seller and any of its current or former employees. Seller is not or, during the three-year period preceding the date of this Agreement, has not been a party to any collective bargaining agreement with any labor union, and has no knowledge of any organizational efforts by or on behalf of any labor union with respect to employees of Seller and is not the subject of any proceeding asserting that Seller has committed an unfair labor practice or seeking to compel Seller to bargain with any labor organization as to wages or conditions of employment. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute affecting Seller. There is no lockout of any employee by Seller, and no such action is contemplated. There has been no "mass layoff" or "plant closing" as defined by applicable law with respect to Seller.

         5.14     TRADEMARKS AND INTELLECTUAL PROPERTY

         Seller owns, or has a contractual right to use, all copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights ("INTELLECTUAL PROPERTY") now used in the Business, including, without limitation, Intellectual Property listed on SCHEDULE 2.1.6 of the Disclosure Schedule. SCHEDULE 2.1.6 of the Disclosure Schedule is an accurate and complete list of all such copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights now used in the Business (or used within the Business in the last five years). Except as set forth in SCHEDULE 5.14, to the best of Seller's knowledge, none of the copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights used by Seller in the Business infringes upon any validly issued or pending trademark, trade name, service mark, copyright of any other person or entity, or, to Seller's knowledge, any other material intellectual property right of any other person or entity. A complete and correct list of any interference actions or adverse claims

(whether asserted by or against Seller) made or threatened in respect of the copyrights, trademarks, trade names, service marks, licenses and other intellectual property rights during the last three years, is set forth in
SCHEDULE 5.14 of the Disclosure Schedule.

         5.15     ACCOUNTS AND OTHER RECEIVABLES

         All accounts receivable of the Business reflected in the Most Recent Balance Sheet, or existing at the Closing Date, have been collected or are collectible within 120 days after the date incurred in the amounts at which they are carried on the books of Seller, subject to the reserve for bad debts reflected in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

         5.16     INVENTORY

                  (a) All items in the inventory of the Business reflected in the Most Recent Balance Sheet or as currently owned by Seller for use in the operation of the Business, including inventories of raw materials, supplies, and packaging and labeling materials to be transferred to Buyer hereunder, (i) have been valued in accordance with generally accepted accounting principles and (ii) are not damaged or defective and are of a quality and quantity usable and salable in the ordinary course of business subject to the reserve for inventory writedown reflected in the Most Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Seller.

                  (b) Seller's inventories of finished Products, raw materials, supplies, and packaging and labeling materials as of December 31, 2003, the approximate quantities thereof, and their location, are set forth in SCHEDULE
5.16 of the Disclosure Schedule.

         5.17     NO MATERIAL ADVERSE CHANGE

         Since the date of the Most Recent Balance Sheet, to Seller's knowledge, there has not been any Material Adverse Change with respect to the Business.

         5.18     PRODUCT WARRANTIES

         Seller has not made any express product warranties in connection with the sale of the Products.

         5.19     COMPLIANCE WITH LAW

         Except for matters relating to compliance with laws that are addressed in other sections of this Section 5, Seller is and has been in compliance with all laws, statutes, rules, ordinances and regulations promulgated by any Governmental Body and all Judgments applicable to the ownership or operation of the Assets or the Facilities, the conduct of the Business or the sale of the Products, except where the failure to comply would not have a Material Adverse Effect. During the past five years, Seller has not received any written notice of any alleged violation (whether past or present and whether remedied or not) of any such law, statute, rule, ordinance, regulation or Judgment.

         5.20     PERMITS AND QUALIFICATIONS

         All Permits that are currently required for the ownership or operation of the Assets or the Facilities or the conduct of the Business (including, but not limited to, the manufacture, marketing, promotion, sale or distribution of the Products) have been obtained by Seller, are in full force and effect and are listed in SCHEDULE 2.1.7 of the Disclosure Schedule, with their expiration dates, if any. Except for matters covered in Section 5.10, Seller is and has been in compliance in all material respects with all such Permits, and Seller has not received any notice of any alleged violation (whether past or present and whether remedied or not) of, nor any threat of the suspension, revocation, modification, invalidity or limitation of, any such Permit, nor is Seller aware of any basis for any claim of any such violation or any such threat.

         5.21     INSURANCE

         Seller currently maintains adequate insurance protection against all liabilities, Claims and risks against which it is customary for companies engaged in the same or a similar business to insure.

         5.22     EMPLOYEE BENEFIT PLANS

         (a) Employee Benefit Plans. SCHEDULE 5.22 of the Disclosure Schedule sets forth an accurate and complete list of each Employee Benefit Plan. Neither Seller nor any ERISA Affiliate has any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Employee Benefit Plan, or to modify or amend any existing Employee Benefit Plan. The terms of each Employee Benefit Plan permit Seller or any ERISA Affiliate to amend or terminate such Employee Benefit Plan (or its participation therein) at any time and for any reason without penalty and without material liability or expense. None of the rights of Seller or any ERISA Affiliate under any Employee Benefit Plan will be impaired in any way by this Agreement or the consummation of the transactions contemplated by this Agreement.

         (b) Documents Provided. Seller has delivered, or cause to be delivered, to Buyer true, correct and complete copies of all Employee Benefit Plans (including all amendments thereto), along with, to the extent applicable to the particular Employee Benefit Plan, the following information: (i) copies of the annual reports (Form 5500 series) filed with respect to the Employee Benefit Plan for the last three years; (ii) copies of the summary plan descriptions, summary annual reports, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan during the last three years; (iii) copies of any insurance contracts or trust agreements through which the Employee Benefit Plan is funded; (iv) copies of all contracts relating to the Employee Benefit Plan, including, but not limited to, service provider agreements, insurance contracts, investment management agreements, subscription and prescription agreements and recordkeeping agreements; (v) a copy of the most recent IRS determination letter issued with respect to the Employee Benefit Plan; and (vi) notice of any material change occurring with respect to the Employee Benefit Plan since the date of the most recently completed and filed annual report.

         (c) Compliance With Laws. To the knowledge of Seller, each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effects.

         (d) Qualified Plans. Each Employee Benefit Plan and related trust intended to be qualified under Section 401(a) of the Code (i) is and has, at all times since inception, been qualified under Section 401(a) of the Code, and the trust established thereunder is, and at all times since inception, has been exempt from taxation under Section 501(a) of the Code, and (ii) is the subject of an unrevoked favorable determination from the IRS with respect to such Employee Benefit Plan's qualified status under the Code or has remaining a period of time under the Code, applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and to make any amendments necessary to obtain such a letter. No fact exists or is reasonably expected by Seller or any ERISA Affiliate to arise, that could adversely affect the qualification or exemption of any such Employee Benefit Plan or its related trust. No such Employee Benefit Plan is a "top-heavy plan," as defined in
Section 416 of the Code.

         (e) Other Claims and Investigations. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Seller or any ERISA Affiliate, threatened with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan, nor, to the knowledge of Seller or any ERISA Affiliate, is there a reasonable basis for any such action, suit or claim. None of the Employee Benefit Plans is currently under investigation, audit or review (of which Seller or any ERISA Affiliate has received notice), directly or indirectly, by the IRS or the U.S. Department of Labor and, to the knowledge of Seller or any ERISA Affiliate, no such action is contemplated or under consideration.

         (f) Multiemployer, Multiple Employer and Title IV Plans. Neither Seller nor any ERISA Affiliate sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer plan, within the meaning of Section 4063 or 4064 of ERISA, (iii) an Employee Benefit Plan that is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or (iv) a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA.

         (g) Payments Resulting From Transactions. The consummation of any transaction contemplated by this Agreement will not result in any (i) payment (whether of severance pay or otherwise) becoming due from Seller or any ERISA Affiliate to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or (ii) benefit under any Employee Benefit Plan being established or becoming funded, accelerated, vested or payable.

         5.23     EXCLUDED ASSETS

         Except as set forth in SCHEDULE 5.23 of the Disclosure Schedule, none of the Excluded Assets is currently being used in the conduct of the Business for any purpose.

         5.24     BROKERAGE

         Except as set forth in SCHEDULE 5.24 of the Disclosure Schedule, Seller has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Seller.

         5.25     CUSTOMERS AND SUPPLIERS

         Except as set forth in SCHEDULE 5.25 of the Disclosure Schedule, no customer (other than retail customers of Seller's ale house operation), distributor or supplier of Seller relating to the Business has during the last 12 months decreased or limited materially, or threatened to decrease or limit materially, its purchase of Seller's Products, or its supply of materials or services to Seller, as the case may be. SCHEDULE 5.25 of the Disclosure Schedule lists each customer or distributor of Seller who accounted for 10% or more of the revenues of the Business during the period from January 1, 2002 to December 31, 2003 and the dollar and volume amount of each Product sold to each such customer during such period. SCHEDULE 5.25 of the Disclosure Schedule also lists each supplier of Seller who accounted for 10% or more of the expenses of the Business for materials purchased during such period, and the dollar and volume amount of the materials purchased from each such supplier during such period.

         5.26     ASSETS COMPLETE; TITLE

         Except for the Excluded Assets, the Assets to be transferred to Buyer pursuant to this Agreement and the Transaction Documents constitute all the other assets and rights necessary to operate the Business in the manner presently operated by Seller.

         Except as set forth in SCHEDULE 5.26 of the Disclosure Schedule, Seller has good and marketable title to, or a valid leasehold interest in, the Assets, free and clear of any Encumbrances.

         5.27     FULL DISCLOSURE

                  (a) Since January 1, 2001, Seller has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements, and documents filed are referred to herein as "SELLER SEC REPORTS"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of Seller SEC Reports have been made available to Seller. As of their respective dates, Seller SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b)      The representations and warranties contained in this
Section 5 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5, in the light of the circumstances under which they were made, not misleading.

         5.28     PROXY STATEMENT

         The proxy statement to be mailed to Seller's shareholders in connection with the Shareholders' Meeting (the "PROXY STATEMENT") at the date such document is first published, sent or deliver to Seller's shareholders or, unless promptly corrected, at any time prior to the Shareholders' Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Seller with respect to statements made based on information supplied by Buyer for inclusion in the Proxy Statement.

         5.29     INVESTMENT REPRESENTATIONS AND WARRANTIES

                  (a) Seller is an "accredited investor," as such term is defined in Rule 501(a) of the Regulation D under the Securities Act.

                  (b) To the extent that any portion of the Purchase Price is paid in Pyramid Stock, such Pyramid Stock shall be acquired by Seller for investment, for Seller's own account, not as a nominee or agent. Other than as disclosed on SCHEDULE 5.29 of the Disclosure Schedule, Seller has no present intention of selling, granting any participation in or otherwise distributing any of the Pyramid Stock, nor does Seller have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant a participation to such person or entity with respect to any of the Pyramid Stock that may be received pursuant to this Agreement.

                  (c) Seller is in a financial position to hold the Pyramid Stock acquired pursuant to this Agreement and is able to bear the economic risk and withstand a complete loss of its investment.

                  (d) Seller recognizes that the investment represented by the Pyramid Stock involves a high degree of risk, including the risks described in Buyer's Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

                  (e) Seller has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in the investment in the Pyramid Stock, and the suitability of the investment in the Pyramid Stock in light of its financial condition and investment needs. Seller, either alone or with the assistance of a professional advisor, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Pyramid Stock.

                  (f) Seller has been given access to full and complete information regarding Buyer including, in particular, the current financial condition of Buyer and the risks associated therewith and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information, and particularly, Seller has either attended or been given reasonable opportunity to attend a meeting with representatives of Buyer for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the purchase and sale of the Pyramid Stock pursuant to this Agreement and to obtain any additional information, to the extent reasonably available.

                  (g) Seller realizes that (i) the Pyramid Stock has not been registered under the Securities Act, and (ii) the shares of Pyramid Stock are characterized under the Act as "restricted securities" and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available. Seller represents that it is familiar with Rule 144 of the SEC as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         5.30     DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES

         Except as expressly set forth in this Section 5, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of any of its assets (including, without limitation, the Assets), liabilities or operations, including, without limitation, with respect to merchantability, fitness for any particular purpose or noninfringement, and any such other representations and warranties are expressly disclaimed. Buyer acknowledges and agrees that, except to the extent specifically set forth in this Section 5, Buyer is purchasing the Assets on an "as-is, where-is" basis. Without limiting the generality of the foregoing Buyer makes no representation or warranty regarding any assets other than the Assets or any liabilities other than the Assumed Liabilities, and none shall be implied by law or in equity.

6.       REPRESENTATIONS AND WARRANTIES OF BUYER

         To induce Seller to enter into this Agreement, each of Buyer and Acquisition Subsidiary represents and warrants to Seller (which representations and warranties shall survive the Closing as provided in Section 14) all as follows in this Section 6:

         6.1      ORGANIZATION, GOOD STANDING, POWER, ETC.

         Buyer is a corporation duly organized and validly existing under the laws of the State of Washington. Acquisition Subsidiary is a limited liability company organized and validly existing under the laws of the State of Delaware Each of Buyer and Acquisition Subsidiary has all requisite power and authority to own or lease and operate its assets and to carry on its business as it is now conducted.

         6.2      CORPORATE AUTHORITY

         Each of Buyer and Acquisition Subsidiary has full corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and perform its obligations hereunder and thereunder. The execution and delivery by Buyer and Acquisition Subsidiary of this Agreement and the Transaction Documents to which it is a party, the performance by Buyer and Acquisition Subsidiary of its obligations hereunder and thereunder and the consummation by Buyer and Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Buyer and Acquisition Subsidiary, enforceable against Buyer and Acquisition Subsidiary in accordance with its terms, and the Transaction Documents to which Buyer and Acquisition Subsidiary is a party, when executed and delivered by Buyer or Acquisition

Subsidiary, will constitute valid and binding obligations of Buyer or Acquisition Subsidiary, enforceable against Buyer or Acquisition Subsidiary in accordance with their terms.

         6.3      BROKERAGE

         Buyer has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by Buyer.

         6.4      FULL DISCLOSURE

         Since January 1, 2001, Buyer has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements, and documents filed are referred to herein as "BUYER SEC REPORTS"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of Buyer SEC Reports have been made available to Seller. As of their respective dates, Buyer SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The representations and warranties contained in this Section 6 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
Section 6, in the light of the circumstances under which they were made, not misleading.

         6.5      ISSUANCE OF PYRAMID STOCK

         The Pyramid Stock when issued, will constitute the duly authorized, validly issued, fully paid and nonassessable shares of the common stock of Buyer with no statutory or other liability attached to the ownership thereof, free and clear of any and all Encumbrances created by or through Buyer, other than the transfer restrictions set forth and described in Section 5.29 of the Agreement.

         6.6      NO CONFLICT

         The execution, delivery and performance by Buyer and Acquisition Subsidiary of this Agreement or the Transaction Documents to which Buyer or Acquisition Subsidiary, as applicable, is a party and the consummation of the transactions contemplated hereby or thereby, will not (a) violate, conflict with, or result in any breach of, any provision of Buyer's or Acquisition Subsidiary's articles of incorporation or by-laws; or (b) violate, conflict with, result in any breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under any material contract filed as an exhibit to any Buyer SEC Report or Judgment to which Buyer or Acquisition Subsidiary is a party or by which it is bound or which relates to its business, which, violation, conflict, breach or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; or
(c) violate any applicable law, statute, rule, ordinance or regulation of any Governmental Body (a "LAW"), which violation is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

         6.7      FINANCIAL STATEMENTS

         Buyer has made available to Seller the following financial statements (collectively, the "BUYER'S FINANCIAL STATEMENTS"): (i) an audited consolidated balance sheet as of December 31, 2002, and audited statements of operations, cash flows and stockholders equity for the years ended December 31, 2002 and 2001 and (ii) an unaudited balance sheet as of September 30, 2003 and the related unaudited statements of operation for the nine-month period then ended. The Buyer's Financial Statements were prepared from the books and records kept by Buyer and fairly present the financial condition of Buyer as of their respective dates and the results of operations of Buyer for the respective years or periods then ended, in accordance with generally accepted accounting principles consistently applied (other than, with respect to the Buyer's Financial Statements at and for the nine-month period ended September 30, 2003, the accompanying notes, year end adjustments and other presentation items).

         6.8      NO MATERIAL ADVERSE CHANGE

         Since the date of the last financial statement contained in Buyer's Form 10-Q for the period ended September 30, 2003, there has not been any Material Adverse Change with respect to Buyer.

7.       CERTAIN COVENANTS

         7.1      ACCESS AND CONFIDENTIALITY

         From the date of this Agreement until and including the Closing, Seller shall grant Buyer and its agents, employees, accountants, attorneys and other representatives ("REPRESENTATIVES") access to the officers, employees, agents, properties, offices, plants, other facilities, customers, vendors and other third parties with whom Seller does business and to such information as such Representatives reasonably request, and the opportunity to examine and make copies of the books and records of Seller. The parties acknowledge the Confidentiality Agreement dated as of August 11, 2003 and agree that such agreement continues with respect to information provided by or on behalf of Seller pursuant to this Section 7.1. Buyer will not contact third parties, such as Sellers' customers, distributors, suppliers, creditors, etc., without the prior consent of the Chief Executive Officer of Seller.

         7.2      ASSIGNMENT OF CONTRACTS

                  (a) Subject to the terms and conditions of this Agreement, as of the Closing Date, Seller shall assign to Buyer all of the right, title and interest of Seller in and under all Assumed Contracts, and Buyer shall assume the liabilities and obligations of Seller arising under such Assumed Contracts after the Closing Date; provided, however, that Buyer shall not succeed to or assume, and Seller shall be responsible for, any liability or obligation arising out of any or all of the following: (i) any breach by Seller of any such Assumed Contract or any failure by Seller to discharge or perform any liability or obligation arising on or prior to the Closing Date under any such Assumed Contract; and (ii) any Claim resulting from any act or omission of Seller on or prior to the Closing Date.

                  (b) If any Assumed Contract is not assignable by Seller to Buyer without the consent of a third party, or will not continue in effect after the Closing and such assignment without the consent of a third party, then Seller shall use its commercially reasonable efforts to provide Buyer with such third-party consent prior to the Closing Date to the satisfaction of Buyer (but if Seller's assignment or attempted assignment of any such Assumed Contract prior to obtaining the third-party consent would constitute a breach of such Assumed Contract, then such assignment or attempted assignment shall not be or be deemed effective unless and until the third-party consent is obtained). Buyer shall render such cooperation as is reasonably required to assist Seller in obtaining such third-party consent.

         7.3      CONDUCT OF BUSINESS PRIOR TO CLOSING

         Except for actions taken with the prior consent of Buyer, from the date of this Agreement until the Closing Date, Seller shall conduct the Business in the ordinary course consistent with Seller's past practice, Seller shall not take or permit to exist any action or condition specified in Sections 5.6(a) through 5.6(j), and Seller shall:

                  (a) maintain the Business intact, manufacture, market, promote, sell and distribute the Products consistently with Seller's past practice, and preserve the goodwill of the Business and present relationships with the customers, distributors and suppliers of the Business and others with whom the Business has business relations;

                  (b) maintain the Real Property, buildings, structures and other improvements and machinery and equipment constituting any of the Assets in good operating condition and repair;

                  (c) meet the contractual obligations of the Business and perform and pay its obligations as they mature in the ordinary course of business;

                  (d) make payments and filings required to continue the Intellectual Property and continue to prosecute and maintain all pending applications therefor in all jurisdictions in which such applications are pending;

                  (e) comply with all Judgments, all laws, statutes, rules, ordinances and regulations promulgated by any Governmental Body and all Permits applicable to the conduct of the Business or the ownership or operation of the Assets or the Facilities, and maintain, and prosecute applications for, such Permits and pay when due all Taxes, assessments and other charges applicable thereto;

                  (f) promptly advise Buyer in writing of any Material Adverse Change with respect to the Business;

                  (g) not take any action, or omit to take any action, that would result in any of Seller's representations and warranties made herein being inaccurate at the time of such action or omission as if made at and as of such time; and

                  (h) give notice to Buyer promptly upon becoming aware of any inaccuracy of any of Seller's representations or warranties made herein or in the Disclosure Schedule or of any event or state of facts that would result in any such representation or warranty being inaccurate at the time of such event or state of facts as if made at and as of such time (any such notice to describe such inaccuracy, event or state of facts in reasonable detail).

         7.4      COVENANTS TO SATISFY CONDITIONS

         Each party shall proceed with all reasonable diligence and use its commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to the other party's obligation to purchase or sell the Assets that are set forth in Section 8 or 9, as the case may be.

         7.5      BOARD RECOMMENDATIONS

                  (a) In connection with the purchase and sale of the Assets and the Shareholders' Meeting, the Board of Directors of Seller and the special committee of independent directors formed in connection with the transactions contemplated by this Agreement shall (i) subject to Section 7.5(b), recommend to Seller's shareholders to vote in favor of this Agreement and the purchase and sale of the Assets and use commercially reasonable efforts to obtain the necessary approvals by Seller's shareholders of this Agreement and
(ii) otherwise comply with all legal requirements applicable to such meeting.

                  (b) Neither the Board of Directors of Seller nor any committee thereof shall, except as expressly permitted by this Section 7.5(b),
(i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the approval or recommendation of such Board of Directors or such committee of the purchase and sale of the Assets by Buyer or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as hereinafter defined) from a third party (an "ALTERNATIVE TRANSACTION"), or (iii) cause Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") related to any Alternative Transaction. Notwithstanding the foregoing, the Board of Directors of Seller determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with
Section 7.6 and after taking into consideration advice from outside counsel with respect to its fiduciary duties to Seller's shareholders under applicable Law, that such action is required for the Board of Directors of Seller to comply with its fiduciary obligations to Seller's shareholders under applicable Law, the Board of Directors of Seller may (subject to this and the following sentences) inform Seller's shareholders that it no longer believes that the sale of the Assets is advisable and no longer recommends approval of this Agreement (a "SUBSEQUENT DETERMINATION") and may enter into an Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the third business day (or the second business day, in the case of a material amendment to a Superior Proposal) following Buyer's receipt of written notice advising Buyer that the Board of Directors of Seller is prepared to accept a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal (and include a copy thereof with all accompanying documentation, if in writing), identify the person making such Superior Proposal and state that the Board of Directors of Seller intends to make a Subsequent Determination. During such three business day period (or two business day period in the case of a material amendment), Seller shall provide an opportunity for Buyer to propose such adjustments to the terms and conditions of this Agreement as would enable Seller to proceed with its recommendation to its shareholders without a Subsequent Determination. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any proposal (or its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which the Board of Directors of Seller determines in its good faith judgment (based on, among other things, the advice of an independent financial advisor) to be, from a financial point of view, more favorable to Seller's shareholders than the transactions contemplated by this Agreement (taking into account (i) whether, in the good faith judgment of the Board of Directors of Seller, after obtaining the advice of such independent financial advisor, the third party is reasonably able to finance the transaction, and (ii) any changes to this Agreement that may be proposed by Buyer in response to such Alternative Transaction).

                  (c) Nothing contained in this Section 7.5 shall prohibit Seller from taking and disclosing to its shareholders a position contemplated by Rule 14(d)-9 or Rule 14(e)-2(a) promulgated under the Exchange Act or from making any disclosure to Seller's shareholders if, in the good faith judgment of the Board of Directors of Seller, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable Law; provided, however, neither Seller nor its Board of Directors nor any committee thereof shall, except as specifically permitted by Section 7.5(b), withdraw, qualify or modify, or propose to withdraw, qualify or modify, its position with respect to the sale of the Assets or this Agreement or approve or recommend, or propose to approve or recommend, an Alternative Transaction.

         7.6      ACQUISITION PROPOSALS

         Except with respect to this Agreement and the transactions contemplated by this Agreement, Seller shall not, nor shall it authorize or permit any of its officers, directors, financial advisors or other agents ("REPRESENTATIVES") to, directly or indirectly, (a) solicit, initiate or encourage the submission of, or enter into any agreement or understanding with respect to any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to assist or facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Board of Directors of Seller from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and to the extent that, (i) prior to taking such action, Seller receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (ii) the Board of Directors of Seller, after taking into consideration advice of outside legal counsel, determines in good faith that such action is required for the Board of Directors of Seller to comply with its fiduciary obligations under applicable Law, and (iii) the Board of Directors of Seller determines in good faith, following consultation with its independent financial advisor, that the Acquisition Proposal is reasonably likely to be a Superior Proposal. Seller shall provide immediate oral and written notice to Buyer of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) Seller's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. Seller shall continue to keep Buyer informed of the status and details of such Acquisition Proposal or inquiry. For purposes of this Agreement, "ACQUISITION PROPOSAL" means any proposal with respect to a merger, consolidation, share exchange, tender offer, exchange offer, business combination or similar transaction involving Seller, or any purchase or other acquisition of all or any significant portion of the assets of Seller or substantial equity interest in Seller, or any other transaction which could reasonably be viewed as being inconsistent with the transactions between Buyer and Seller contemplated by this Agreement.

         7.7      SELLER'S SHAREHOLDERS' MEETING

                  (a) Seller shall cause a special meeting of its shareholders (the "SHAREHOLDERS' MEETING") to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of this Agreement and the sale of the Assets to Buyer. Seller shall take all action necessary in accordance with applicable Law and Seller's articles of incorporation and bylaws to duly call, give notice of, and convene the Shareholders' Meeting.

                  (b) Seller shall solicit from holders of shares of Seller's common stock and preferred stock entitled to vote at the Shareholders' Meeting proxies in favor of such approval and shall take all other reasonable action necessary or, in the reasonable judgment of Buyer, helpful to secure the vote or consent of such holders required by Law or this Agreement to effect the sale of the Assets to Buyer.

         7.8      PROXY STATEMENT

                  (a) Seller will as promptly as practicable following the execution of this Agreement prepare and file the Proxy Statement with the SEC and will use all commercially reasonable efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to Seller's Shareholders at the earliest possible time. Seller shall provide Buyer and its counsel reasonable opportunity to review and comment on the Proxy Statement, including any amendments or supplements thereto, prior to filing with the SEC, and shall furnish all information concerning it and the holders of its capital stock as Buyer may reasonably request in connection with such actions. Each party to this Agreement will notify the other parties and the Board of Directors of Seller promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the purchase and sale of the Assets. If (A) at any time prior to the Shareholders' Meeting, any event should occur relating to Seller which should be set forth in an amendment of, or a supplement to, the Proxy Statement, Seller will promptly inform Buyer and (B) if at any time prior to the Shareholders' Meeting, any event should occur relating to Buyer that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Buyer will promptly inform Seller, and in the case of (A) or (B) Seller will, upon learning of such event, promptly prepare and file and, if required, mail such amendment or supplement to Seller's shareholders; provided, however, that prior to such filing or mailing, Seller shall consult with Buyer with respect to such amendment and shall incorporate Buyer's comments thereon to the extent reasonably acceptable to Seller.

                  (b) Seller and its counsel will use their reasonable efforts to include Buyer and its counsel in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy Statement.

         7.9      REVOLVING LINE OF CREDIT; PAYMENTS WITH RESPECT TO LONG-TERM
                  DEBT

         Seller shall not allow the outstanding balance under the Revolving Credit Facility attributable to the Business to exceed $1,000,000. Seller shall not make any payments with respect to the Real Estate Facility, Related Party Debt or other long-term indebtedness of Seller other than regular periodic payments of interest and/or principal as set forth in the instruments governing such indebtedness.

         7.10     NOTICE OF SELLER'S BREACH

         From the date of this Agreement through the Closing Date, Buyer will notify Seller promptly if Buyer acquires knowledge of any development, change, circumstance or other information that may reasonably be construed to constitute a breach of any of Seller's representations or warranties contained in Section 5, other than information brought to Buyer's attention by Seller pursuant to
Section 7.3(h).

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligation of Buyer to purchase the Assets at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Buyer:

         8.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

                  (a)      The representations and warranties of Seller made in
Section 5 of this Agreement, the Transaction Documents and any certificate furnished pursuant hereto or thereto shall be true, complete and correct in all material respects on and as of the Closing Date, except to the extent that such representations and warranties are qualified by terms such as "material" or "Material Adverse Effect" in which case such representations and warranties shall be true, complete and correct in all respects on and as of the Closing Date;

                  (b) Seller shall have performed and complied with the covenants and agreements required by this Agreement in all material respects to be performed and complied with by it on or prior to the Closing Date; and

                  (c) Seller shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effects, signed by a duly authorized executive officer of Seller.

         8.2      NO ADVERSE CHANGES

         From the date of this Agreement to the Closing Date, there shall not have been any Material Adverse Change with respect to the Business. Seller shall have delivered to Buyer a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Seller.

         8.3      CONSENTS AND APPROVALS

         Seller shall have received third-party consent under each of the Material Contracts identified in the Disclosure Schedule as requiring consent in connection with the purchase and sale of the Assets. All consents or approvals of, or notices to, all Governmental Bodies, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

         This Agreement shall have been approved and adopted at the Shareholders' Meeting by the Requisite Shareholder Approval.

         8.4      TAXES

         All Taxes and other assessments applicable to the Assets that are due and owing as of the Closing Date shall have been paid, except for Taxes and assessments to be apportioned between the parties as of the Closing pursuant to
Section 11.3 or paid pursuant to Section 11.1.

         8.5      DELIVERY OF DOCUMENTS

         Seller shall have delivered the following documents, agreements and instruments to Buyer:

                  (a)      Bill of Sale executed by Seller;

                  (b)      Assignment and Assumption Agreement executed by
Seller;

                  (c) one or more assignments of trademarks, in a form reasonably acceptable to Buyer and Seller, covering each of the trademarks described in SCHEDULE 2.1.6 of the Disclosure Schedule, in due form for recordation with the appropriate Governmental Body and executed by Seller;

                  (d) the Debt Exchange and Stock Purchase Agreement regarding certain related party debt, a form of which is attached hereto as
EXHIBIT 8.5(d) ("DEBT EXCHANGE AGREEMENT"), executed by the parties thereto other than Buyer;

                  (e) the Brewery Facility Lease and the Alehouse Facility Lease, forms of which are attached hereto as EXHIBITS 8.5(e)(1) and (2), executed by the parties thereto other than Buyer, together with an executed Subordination, Non-Disturbance and Attornment Agreement, in recordable form and otherwise in a form reasonably acceptable to Buyer, from Sterling Savings Bank, the lender holding the mortgage or deed of trust relating to the Real Estate Facility;

                  (f) employment agreements with Jerome Chicvara, Mark Carver, Brett Porter and Eric Starr in such forms as is reasonably acceptable to Buyer and each of the parties thereto;

                  (g)      the Voting Agreements, in the form attached hereto as
EXHIBIT 8.5(g), executed by the MacTarnahan Portland Brewing Company Voting
Trust;

                  (h)      the Escrow Agreement, in the form attached hereto as
EXHIBIT 8.5(h), executed by the parties thereto other than Buyer;

                  (i) any and all certificates of title relating to Personal Property included within the Assets;

                  (j) written consent to assignment (in form and substance reasonably satisfactory to Buyer) of all agreements listed on SCHEDULE 8.5(j) of the Disclosure Schedule; and

                  (k)      the Noncompete Agreements, in the form attached as
EXHIBIT 8.5(k), executed by Scott MacTarnahan and Robert MacTarnahan.

         8.6      TRADEMARK LICENSE AGREEMENT

         The License Agreement by and among Robert MacTarnahan, Black Lake Investments, LLC and the Seller, originally dated as of July 1, 1994, as amended through the date of this Agreement, shall be in full force and effect and shall not have been amended in any material respect without Buyer's written consent.

         8.7      LEGAL OPINION

                  Seller shall have delivered to Buyer the opinion of Seller's counsel, Schwabe, Williamson & Wyatt, P.C., dated the Closing Date, substantially in the form of EXHIBIT 8.7 hereto.

         8.8      SATISFACTION OF CONDITIONS

         All agreements and other documents required to be delivered by Seller hereunder on or prior to the Closing Date shall be satisfactory in the reasonable judgment of Buyer and its counsel. Buyer shall have received such other agreements, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 8.

         8.9      NO INJUNCTION OR LITIGATION

         As of the Closing Date, there shall not be any Claim or Judgment of any nature or type threatened, pending or made by or before any Governmental Body that questions or challenges the lawfulness of or seeks to delay or restrain the transactions contemplated by this Agreement or the Transaction Documents.

         8.10 RESTRUCTURING OF RELATED PARTY DEBT AND RELEASE OF SECURITY INTERESTS

         The Buyer shall have restructured the Related Party Debt by giving effect to the transfer of the Excluded Real Property (subject to a mortgage or deed of trust securing the Real Estate Facility) to the holder(s) of the Related Party Debt in return for the cancellation of a portion of the Related Party Debt, and that certain security agreement between Portland Brewing Company and MacTarnahan Limited Partnership dated November 1, 2001, as amended, shall have been terminated and all security interests related thereto shall have been released. In addition, all security interests held by Capital Crossing Bank and Saxer Brewing Company shall have been released.

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligation of Seller to sell the Assets to Acquisition Subsidiary at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by
Seller:

         9.1      REPRESENTATIONS, WARRANTIES AND COVENANTS

                  (a) The representations and warranties of Buyer and Acquisition Subsidiary made in Section 6 of this Agreement, the Transaction Documents or any certificate furnished pursuant hereto or thereto shall be true, complete and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties are qualified by terms such as

"material" or "Material Adverse Effect," in which case such representations and warranties shall be true, complete and correct in all respects on and as of the Closing Date;

                  (b) Buyer and Acquisition Subsidiary shall have performed and complied with the covenants and agreements required by this Agreement to be performed and complied with by it on or prior to the Closing Date; and

                  (c) Buyer shall have delivered to Seller a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Buyer.

         9.2      NO ADVERSE CHANGES

         From the date of this Agreement to the Closing Date, there shall not have been any Material Adverse Change with respect to Buyer. Buyer shall have delivered to Seller a certificate dated the Closing Date to the foregoing effects signed by a duly authorized executive officer of Buyer.

         9.3      DELIVERY OF DOCUMENTS

         Buyer or Acquisition Subsidiary, as applicable, shall have delivered the following documents, agreements and instruments to Seller:

                  (a) the Assignment and Assumption Agreement executed by Acquisition Subsidiary;

                  (b) the Debt Exchange Agreement, executed by Buyer and Acquisition Subsidiary;

                  (c) the Brewery Facility Lease and the Alehouse Facility Lease, executed by Acquisition Subsidiary; and

                  (d)      the Escrow Agreement, executed by Buyer.

         9.4      CONSENTS AND APPROVALS

         Seller shall have received third-party consent under each of the Material Contracts identified in the Disclosure Schedule as requiring consent in connection with the purchase and sale of the Assets. All consents or approvals of, or notices to, all Governmental Bodies, the granting or delivery of which is necessary for the consummation of the transactions contemplated hereby, shall have been obtained.

         9.5      SHAREHOLDER VOTE

         This Agreement shall have been approved and adopted at the Shareholders' Meeting by the Requisite Shareholder Approval.

         9.6      SATISFACTION OF CONDITIONS

         All agreements and other documents required to be delivered by Buyer or Acquisition Subsidiary hereunder on or prior to the Closing Date shall be satisfactory in the reasonable judgment of Seller and its counsel. Seller shall have received such other agreements, documents and information as it may reasonably request in order to establish satisfaction of the conditions set forth in this Section 9.

         9.7      NO INJUNCTION OR LITIGATION

         As of the Closing Date, there shall not be any Claim or Judgment of any nature or type threatened, pending or made by or before any Governmental Body that questions or challenges the lawfulness of or seeks to delay or restrain the transactions contemplated by this Agreement or the Transaction Documents.

         9.8      LEGAL OPINION

         Buyer shall have delivered to Seller the opinion of Buyer's counsel, Perkins Coie LLP, dated the Closing Date, substantially in the form of EXHIBIT
9.8 hereto.

10.      CERTAIN POST-CLOSING COVENANTS

         10.1     FURTHER ASSURANCES

         After the Closing Date, each of the parties shall from time to time at the other party's request execute and deliver, or cause to be executed and delivered, such further instruments of conveyance, assignment and transfer or other documents, and perform such further acts and obtain such further consents, approvals and authorizations, as the requesting party may reasonably require in order to fully effect the conveyance and transfer to Buyer or Acquisition Subsidiary of, or perfect Buyer's or Acquisition Subsidiary's right, title and interest in, any of the Assets, to assist Buyer in obtaining possession of any of the Assets, or to otherwise comply with the provisions of this Agreement and consummate the transactions contemplated by this Agreement and the Transaction Documents.

         10.2 BOOKS AND RECORDS; COOPERATION WITH RESPECT TO PREPARATION AND AUDIT OF FINANCIAL STATEMENTS

         (a) Not later than 15 days after the Closing Date, Seller shall deliver to Buyer (i) all of the technical information and data and other intellectual property rights to be transferred hereunder (including all of the assets referenced in Section 2.1.6) which have been reduced to writing, (ii) all of the original Contracts referenced in Section 2.1.8, and (iii) all of Seller's information and materials referenced in Section 2.1.10.

         (b) Seller shall engage its independent auditor, Moss Adams LLP ("MOSS ADAMS") to audit the financial statements of the Business as of and for the year ended December 31, 2003 no later than March 31, 2004, and shall bear all costs associated with such audit. Seller shall use its commercially reasonable efforts to obtain such consents from Moss Adams as may be necessary to enable Buyer to include Moss Adams' audit reports in Buyer's filings with the SEC, to the extent that the rules and regulations of the SEC require audited financial statements of the Business to be included (or incorporated by reference) in such filings.

         10.3     POST-CLOSING COOPERATION

         After the Closing Date, each party shall provide the other party with such reasonable assistance (without charge) as may be requested by the other party in connection with any Claim or audit of any kind or nature whatsoever or the preparation of any response, demand, inquiry, filing, disclosure or the like (including, but not limited to, any tax return or form) relating to the Products, the Assets or the Business. Such assistance shall include, but not be limited to, permitting the party requesting assistance to have reasonable access to the employees, books and records of the other party.

         10.4     DISSOLUTION

         For a period of at least two years following the Closing Date, Seller shall not enter into a plan of dissolution or liquidation or take any steps in furtherance of such a plan.

         10.5     BOARD REPRESENTATION

         Effective at the Closing, Buyer shall cause its Board of Directors to be expanded by one member, and shall appoint a representative designated by Seller (the "SELLER DIRECTOR") to fill the vacancy on Buyer's Board of Directors created by such increase. The Seller Director will serve on Buyer's Board of Directors until the next annual meeting of Buyer's shareholders. In connection with the annual meeting of Buyer next following the Closing (the "NEXT ANNUAL MEETING"), Buyer shall nominate the Seller Director for election as directors by the shareholders of Buyer, to continue serving as director, in the class of directors whose term expires at Buyer's 2007 annual meeting, and Buyer shall solicit proxies for his election at the Next Annual Meeting. If the Seller Director does not become or ceases to be a director of Buyer because of death, disability or otherwise, Buyer agrees, after consultation with Seller, to cause a person who is a member of the Board of Directors of Seller as of the date of this Agreement to be elected or appointed to the Board of Directors of Buyer, as the new Seller Director.

         So long as the Seller Director is on the Buyer's Board, the Seller Director may also designate one other representative to attend meetings of Buyer's board of directors as a non-voting observer, subject to reasonable restrictions on attendance by such observer in order to preserve confidentiality of information presented to or actions taken by Buyer's board of directors.

         10.6     EMPLOYEES AND 401(k) PLANS

         A reasonable time prior to Closing, Buyer will notify Seller which employees of Seller will be employed as at-will employees of Buyer or Acquisition Subsidiary ("HIRED EMPLOYEES"). From and after the Closing, the Hired Employees will be entitled to participate in the 401(k) plan, employee benefit and similar plans then maintained by Buyer or Acquisition Subsidiary (the "BUYER PLANS") on substantially the same terms and conditions as similarly situated employees of Buyer or Acquisition Subsidiary. For the purpose of determining eligibility to participate in the Buyer Plans (including vacation accruals), Buyer and Acquisition Subsidiary shall give credit to years of service with Seller as if such service were with Buyer or Acquisition Subsidiary, but only to the extent that Seller provides to Buyer at or prior to Closing a written schedule that identifies each Hired Employee's years of service with the Seller. Hired Employees will be entitled to carry over any unused vacation days and sick leave accrued as of the Closing, but only to the extent that Seller provides to Buyer at or prior to Closing a written schedule that identifies the amount of vacation days and sick leave for each of the Hired Employees accrued through the Closing.

         10.7     SHAREHOLDER CARDS AND DISCOUNTS

         Buyer will honor shareholder cards held by shareholders of Seller as of a date to be specified in the Proxy Statement, which date shall not be later than the Closing Date, for a minimum period of three years after Closing relating to free "pints," discounts on merchandise and events, discounts on dock sales and other items.

11.      TAXES AND COSTS; APPORTIONMENTS

         11.1     TRANSFER TAXES

         Seller shall be responsible for the payment of all transfer, sales and use and documentary Taxes, filing and recordation fees and similar charges relating to the sale or transfer of the Assets hereunder ("TRANSFER TAXES"). Buyer shall cooperate with Seller to the extent reasonably requested and legally permissible to minimize any Transfer Taxes.

         11.2     TRANSACTION COSTS

         Each party shall be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Agreement and the Transaction Documents, including but not limited to attorneys' and accountants' fees and expenses.

         11.3     APPORTIONMENTS

         Any and all real property Taxes, personal property Taxes, assessments, lease rentals, fuel, and other charges applicable to the Assets will be pro-rated to the Closing Date, and such Taxes and other charges shall be allocated between the parties by adjustment at the Closing, or as soon thereafter as the parties may agree. All such Taxes shall be allocated on the basis of the fiscal year of the Tax jurisdiction in question.

         11.4     COOPERATION

         To the extent relevant to the Business or the Assets, each party shall
(i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit, examination, or other proceeding relating to Taxes. Seller shall retain all documents, including prior years' Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment tax returns and, absent the receipt by Seller of the relevant tax clearance certificates, shall not destroy or otherwise dispose of any such records until the earlier of (i) six (6) years after Closing or (ii) the expiration of the applicable statute of limitations, without the prior written consent of Buyer.

         11.5     EMPLOYEE WITHHOLDING

         Buyer shall prepare and furnish to each of Seller's employees that will be employed by Buyer following the Closing a Form W-2 that shall reflect all wages and compensation paid to such employee for the entire calendar year in which the Closing Date occurs. Seller shall furnish to Buyer the Forms W-4 and W-5 of each such employee. Buyer shall send to the appropriate Social Security Administration office a duly completed Form W-3 and accompanying copies of the duly completed Forms W-2. It is the intent of the parties hereunder that the obligations of Buyer and Seller under this Section 11.5 shall be carried out in accordance with Section 5 of Revenue Procedure 96-60.

12.      INTENTIONALLY LEFT BLANK

13.      COVENANTS NOT TO COMPETE

         13.1     COVENANT

                  (a) Except as described in SCHEDULE 13.1 of the Disclosure Schedule, during the five-year period commencing on the Closing Date, Seller shall not engage in any Restricted Activities (as such term is defined below), whether directly or indirectly, for its account or otherwise, or as a shareholder, owner, partner, principal, agent, joint venturer, consultant, advisor, franchisor or franchisee, independent contractor or otherwise, in, with or of any person or entity that engages directly or indirectly in any Restricted Activities. As used herein, "RESTRICTED ACTIVITIES" shall mean the manufacture, marketing, promotion, sale or distribution of any soda or alcoholic beverage (other than whiskey or other spirits), including but not limited to the Products, or any Products that compete with such products, or the development or operation of any brewery or alehouse facilities in Arizona, California, Colorado, Idaho, Oregon and Washington.

                  (b) During the five-year period commencing on the Closing Date, Seller shall not, directly or indirectly, hire, or solicit or encourage to leave the employment of Buyer or any of its Affiliates, any former employee of the Business hired by Buyer or its Affiliates or any employee of Buyer or its Affiliates engaged in any Restricted Activities, or have any arrangement (financial, consulting or otherwise) with any such individual.

         13.2     REMEDIES

         Seller acknowledges that compliance with the provisions of this Section 13 is necessary and proper to preserve and protect the Assets acquired by Buyer under this Agreement and to assure that the parties receive the benefits intended to be conveyed pursuant to this Section 13. Seller agrees that any failure by Seller to comply with the provisions of this Section 13 shall entitle Buyer and its Affiliates, in addition to such other relief and remedies as may be available, to equitable relief, including, but not limited to, the remedy of injunction. Resort to any remedy shall not prevent the concurrent or subsequent employment of any other remedy, or preclude the recovery by Buyer and its Affiliates of monetary damages and compensation.

14.      SURVIVAL AND INDEMNIFICATION

         14.1     SURVIVAL

         All representations and warranties of Seller and Buyer and Acquisition Subsidiary contained in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto shall survive the Closing for a period of one year after the Closing; provided, however, that the representations and warranties of Seller contained in Sections 5.7 (Taxes) and
5.22 (Employee Plans) and Buyer contained in Section 6.5 (Issuance of Pyramid Stock) shall survive the Closing until the expiration of the applicable statute of limitations plus 30 days for the matters addressed in each such representation and warranty. The covenants and agreements of Seller and Buyer contained in this Agreement or in the Transaction Documents shall survive the Closing and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms.

         14.2     INDEMNIFICATION BY SELLER

         From and after the Closing Date, Seller shall indemnify and hold Buyer and its officers, directors and employees harmless from and against, and shall reimburse Buyer and its officers, directors and employees for, any and all Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by Seller in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto;

                  (b) any failure by Seller to perform or comply with any covenant or agreement of Seller in this Agreement or in the Transaction Documents;

                  (c) any Claim by any person or entity for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Seller or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the Transaction Documents; or

                  (d)      Excluded Liabilities.

         14.3     INDEMNIFICATION BY BUYER

         From and after the Closing Date, Buyer shall indemnify and hold harmless Seller and its Affiliates from and against, and shall reimburse Seller and its Affiliates for, any and all Losses arising out of or in connection with:

                  (a) any inaccuracy in any representation or warranty made by Buyer in this Agreement or in the Transaction Documents or in any certificate delivered pursuant hereto or thereto;

                  (b) any failure by Buyer or Acquisition Subsidiary to perform or comply with any covenant or agreement of Buyer or Acquisition Subsidiary in this Agreement or the Transaction Documents;

                  (c) any Claim by any person or entity for brokerage or finders' fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person or entity directly or indirectly with Buyer or any of its officers, directors or employees in connection with any of the transactions contemplated by the Agreement or the Transaction Documents;

                  (d) the ownership or operation of the Assets or the Facilities or the sale of the Products after the Closing Date; or

                  (e)      Assumed Liabilities.

         14.4     LIMITATIONS ON INDEMNIFICATION

         The following limitations will apply to this Section 14:

         (a) Except for Misrepresentation Claims, no party entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") shall be entitled to recover any amount in respect of Losses as to which claims for indemnification are made under this Section 14 ("INDEMNIFICATION CLAIMS"), unless and until the aggregate amount of all Losses as to which indemnification otherwise would be required under this Agreement exceeds $37,500 for such party ("DEDUCTIBLE"), after which point the indemnifying party will be obligated to indemnify the indemnified party from and against Losses exceeding the Deductible.

         (b) Except for matters covered by insurance and any Misrepresentation Claims, Seller will have no obligation to indemnify Buyer from and against any Losses which exceed a $1,250,000 aggregate ceiling ("CAP").

         (c) The Basket and Cap will not apply to (i) Seller's obligations for Excluded Liabilities or (ii) Buyer's obligations for Assumed Liabilities or liabilities associated with Section 14.3(d).

         (d) In no event shall any party be indemnified for any Claim to the extent that such Claim is actually reimbursed by insurance.

         (e) No party will be entitled to assert after the Closing Date any Claim based upon a breach of any representation or warranty under this Agreement to the extent such representation or warranty otherwise would survive the Closing Date, if the party asserting such a claim had knowledge of the facts constituting the breach prior to the Closing Date. Any such Claim will be deemed waived and the party asserting such Claim will be estopped from asserting after the Closing Date, any Claim or remedy based upon such breach. For purposes of this Section 14.4, "knowledge" of a party means the actual, conscious awareness of the facts constituting the breach by one or more executive officers of the party against whom knowledge is charged and will include the knowledge of the respective parties' officers.

         (f) In the event Buyer is indemnified by Seller based on the uncollectability of any accounts receivable, the uncollected account receivable shall be re-assigned to Seller for Seller's collection.

         (g) The parties agree that with respect to Claims against Seller, Buyer will first seek recovery from the Indemnity Escrow, and then by reducing the amount of the Earn Out Payments then due and owing (and notifying Seller of the reduction). Any amounts owing by Seller after such reductions may be satisfied by Seller by returning Pyramid Stock (based on the value that is the higher of the Fair Market Value for purposes of Section 3.1 or the average closing price per share of Pyramid Stock, as reported on the exchange or quotation system on which the Pyramid Stock is then traded, for the thirty trading days ending the trading date immediately preceding the date on which the indemnification payment is made) or cash, at the option of Seller.

         14.5     PROCEDURE

                  (a) An indemnified party shall give written notice of any Indemnification Claim under this Section 14 to the party or parties required to indemnify ("INDEMNIFYING PARTY") as promptly as practicable, but in any event
(i) with respect to any Indemnification Claim arising out of the indemnifying party's breach of representations and warranties under this Agreement, prior to the expiration of the survival period provided in Section 14.1 above and (ii)
(A) if such Indemnification Claim relates to the assertion against the indemnified party of any claim or dispute by a third party (a "THIRD PARTY CLAIM"), within 20 days after the assertion of such Third Party Claim, or (B) if such Indemnification Claim is not in respect of a Third Party Claim, within 30 days after the discovery by the indemnified party of the facts on which such Indemnification Claim is to be based. Any such notice shall describe the nature of the Indemnification Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provision or provisions of this Agreement on which the Indemnification Claim is based.

                  (b) (i) The indemnifying party shall have the right, upon written notice given to the indemnified party at any time after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at such indemnifying party's sole expense, in which case the provisions of Section 14.5(b)(ii) below shall govern.

                           (ii)     The indemnifying party shall select counsel
to conduct the defense or handling of such Third Party Claim. The indemnifying party shall defend or handle such Third Party Claim in consultation with the indemnified party and shall keep each indemnified party timely apprised of the status of such Third Party Claim. The indemnifying party shall not, without the prior written consent of each indemnified party, agree to a settlement of any Third Party Claim, unless the settlement (A) provides an unconditional release and discharge of such indemnified party, (B) imposes no material liabilities or obligations on such indemnified party and (C) with respect to any non-monetary provisions of such settlement, could not have a material adverse effect on such indemnified party. The indemnified party shall cooperate with the indemnifying party and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense. An indemnified party shall not, without the prior written consent of the indemnifying party(s), agree to a settlement of any Third Party Claim, unless the indemnified party shall also waive any right to indemnification for the applicable Indemnification Claim. Notwithstanding any other provision of this Agreement, any violation of the terms of the foregoing sentence shall relieve any indemnifying party from any liability to indemnify in respect of the subject matter of the Third Party Claim so settled.

                  (c) (i) If the indemnifying party does not give written notice to the indemnified party, within 30 days after receipt of the notice from the indemnified party of a Third

Party Claim, that the indemnifying party has elected to assume the defense or handling of such Third Party Claim, the provisions of Section 14.5(c)(ii) shall govern.

                           (ii)     The indemnified party may select counsel in
connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as is reasonable under the circumstances; provided, however, that the indemnified party shall keep the indemnifying party timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the indemnifying party. Notwithstanding any other provision of this Agreement, any violation of the terms of the foregoing sentence shall relieve any indemnifying party from any liability to indemnify in respect of the subject matter of the Third Party Claim so settled. If the indemnified party defends or handles such Third Party Claim, the indemnifying party shall cooperate with the indemnified party and shall be entitled to participate in the defense or handling of such Third Party Claim with its or their own counsel and at its or their own expense.

         14.6     ELECTION OF REMEDIES

         In the event that any party or any of its Affiliates alleges that it is entitled to indemnification hereunder, and that its Indemnification Claim is covered under more than one provision of this Section 14, such party or Affiliate shall be entitled to elect the provision or provisions under which it may bring a claim for indemnification.

         14.7     EXCLUSIVE REMEDIES

         Except with respect to claims based on fraud in the inducement, willful misconduct or securities laws violations ("MISREPRESENTATION CLAIMS"), the indemnification remedies set forth under this Section 14 shall constitute the sole and exclusive remedies of the parties with respect to any matters arising under or relating to this Agreement.

15.      TERMINATION

         15.1     TERMINATION

         This Agreement may be terminated before the Closing:

                  (a) by mutual written consent duly authorized by the boards of directors of Seller and Buyer;

                  (b) by either Seller or Buyer if the Closing shall not have occurred by April 30, 2004, unless the failure of the consummation of the transactions to occur shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements to be performed or observed by such party; provided, however, that neither party may terminate this Agreement, if such delay results from amendments to the proxy statement or a resolicitation of proxies as a consequence of the transaction;

                  (c) by either Seller or Buyer if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, which order, decree or ruling is final and nonappealable;

                  (d) by either Seller or Buyer if the required approvals of the shareholders of Seller (as contemplated in Section 8.3 and 9.5 above) shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at the Shareholders' Meeting or at any adjournment thereof;

                  (e) by either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there has been a material breach of any representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 15.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated under Section 8.2 (in the case of a breach of representation or warranty by Buyer) or Section 9.2 (in the case of a breach of representation or warranty by Seller);

                  (f) by either Buyer or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there has been a material breach of any covenant or agreement set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty (30) days following receipt by the breaching party of written notice of such breach from the other party, or which breach, by its nature, cannot be cured prior to the Closing Date; or

                  (g) by Buyer if a Triggering Event (as defined below) shall have occurred.

         For the purposes of this Agreement, a "TRIGGERING EVENT" shall be deemed to have occurred if: (i) the Board of Directors of Seller or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Buyer its recommendation in favor of the adoption and approval of this Agreement; (ii) Seller shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Seller in favor of the adoption and approval of this Agreement; (iii) the Board of Directors of Seller fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement within ten (10) business days after Buyer requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iv) the Board of Directors of Seller or any committee thereof shall have approved or recommended any Acquisition Proposal; (v) Seller shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (vi) a tender or exchange offer relating to securities of Seller shall have been commenced by a person unaffiliated with Buyer and Seller shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten business days after such tender or exchange offer is first published sent or given, a statement disclosing that Seller recommends rejection of such tender or exchange offer; or (vii) Seller shall have failed to comply in any material respect with the provisions of Section 7.6 of this Agreement.

         15.2     EFFECT OF TERMINATION

         Any termination of this Agreement under Section 15.1 above, except with respect to subsections (e) and (f), will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 15.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 15.2, Section 15.3 and Section 16, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of, or fraud in connection with, this Agreement.

         15.3     FEES AND EXPENSES

                  (a) Except as set forth in this Section 15.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the transactions contemplated by this Agreement are consummated.

                  (b) Seller shall pay to Buyer in immediately available funds, within two (2) business days after demand by Buyer, an amount equal to $250,000 (the "SELLER TERMINATION FEE") (i) if this Agreement is terminated by Buyer pursuant to Section 15.1(g) or (ii) if this Agreement has been terminated by Seller pursuant to Section 15.1(b) or Section 15.1(d), Seller's action or failure to act has been a principal cause of, or resulted in, the failure of the transactions contemplated hereby to occur on or before the date set forth therein, and such action or failure to act constitutes a breach of this Agreement, and (in the case of this 15.3(b)(ii)) either of the following shall have occurred:

                           (A)      following the date hereof and prior to the
termination of this Agreement, a third party has publicly announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement an Acquisition (as defined below) is consummated; or

                           (B)      following the date hereof and prior to the
termination of this Agreement, a third party has publicly announced an Acquisition Proposal and within twelve (12) months following the termination of this Agreement Seller enters into an agreement or letter of intent providing for an Acquisition.

         Payment of the fees described in this Section 15.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "ACQUISITION" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Seller pursuant to which the shareholders of Seller immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by Seller of assets representing in excess of 40% of the aggregate fair market value of Seller's total assets immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Seller), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of capital stock of Seller immediately after such issuance.

16.      MISCELLANEOUS

         16.1     CONFIDENTIALITY OBLIGATIONS OF SELLER FOLLOWING THE CLOSING

         From and after the Closing, Seller shall keep confidential and not use or disclose to any party any confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business. The confidentiality and non-use obligations set forth in this Section 16.1 shall not apply to any information which is available to the public through no breach of this Agreement by Seller, or is disclosed to Seller by third parties who are not under any duty of confidentiality with respect thereto, or is required to be disclosed by Seller in connection with pending litigation or investigation; provided, however, that in the event Seller becomes required in connection with pending litigation or investigation to disclose any of the confidential information relating to the assets, business or affairs of Buyer or the Assets or the Business, then Seller shall provide Buyer with reasonable notice so that Buyer may seek a court order protecting against or limiting such disclosure or any other appropriate remedy; and in the event such protective order or other remedy is not sought, or is sought but not obtained, Seller shall furnish only that portion of the information that is required and shall endeavor, at Buyer's expense, to obtain a protective order or other assurance that the portion of the information furnished by Seller will be accorded confidential treatment.

         16.2     PUBLIC ANNOUNCEMENTS

         Each party agrees not to make any public announcement in regard to the transactions contemplated by this Agreement and the Transaction Documents without the other party's prior consent, except as may be required be law, in which case the parties shall use reasonable efforts to coordinate with each other with respect to the timing, form and content of such required disclosures.

         16.3     SEVERABILITY

         If any court determines that any part or provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties. Furthermore the court shall have the power to replace the invalid or unenforceable part or provision with a provision that accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner. Such replacement shall apply only with respect to the particular jurisdiction in which the adjudication is made. Without in any way limiting the generality of the foregoing, it is understood and agreed that this Section 16.3 shall apply to the provisions of Section 13 and that the provisions of Section 13, as they relate to each jurisdiction within their geographical scope, constitute separate and distinct covenants.

         16.4     MODIFICATION AND WAIVER

         This Agreement may not be amended or modified in any manner, except by an instrument in writing signed by each of the parties hereto. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, or in any way affect the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be deemed to be a waiver of any other or subsequent breach.

         16.5     NOTICES

         All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed postage prepaid by first-class certified or registered mail, or mailed by a nationally recognized express courier service, or hand-delivered, addressed as follows:

         if to Buyer:          Pyramid Breweries Inc.
                               91 South Royal Brougham Way
                               Seattle, WA  98134
                               Attention: Chief Financial Officer

         with a copy to:       Perkins Coie LLP
                               1201 Third Avenue, Suite 4800
                               Seattle, WA  98101
                               Attention: Eric A. DeJong

         if to Seller:         Portland Brewing Company
                               2730 NW 31st Ave
                               Portland, OR  97210
                               Attention: Chief Executive Officer and President

         with a copy to:       Schwabe Williamson & Wyatt
                               1211 SW Fifth Avenue, Suites 1600-1900
                               Portland, OR  97204
                               Attention: Carmen M. Calzacorta

         Either party may change the persons or addresses to which any notices or other communications to it should be addressed by notifying the other party as provided above. Any notice or other communication, if addressed and sent, mailed or delivered as provided above, shall be deemed given or received three days after the date of mailing as indicated on the certified or registered mail receipt, or on the next business day if mailed by express courier service, or on the date of delivery or transmission if hand-delivered or sent by facsimile transmission.

         16.6     ASSIGNMENT

         Neither Seller nor Buyer may assign any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

         16.7     CAPTIONS

         The captions and headings used in this Agreement have been inserted for convenience of reference only and shall not be considered part of this Agreement or be used in the interpretation thereof.

         16.8     ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, representations and statements, whether oral, written, implied or expressed, relating to such subject matter.

         16.9     NO THIRD-PARTY RIGHTS

         Nothing in this Agreement is intended, nor shall be construed, to confer upon any person or entity other than Buyer and Seller (and only to the extent expressly provided herein, their respective Affiliates) any right or remedy under or by reason of this Agreement. Without limiting the foregoing, nothing in this Agreement is intended to confer upon any current or former employee of Seller or any Affiliate of Seller the right to employment by Buyer or Acquisition Subsidiary or any Claim for compensation, benefits, severance or other amounts.

         16.10    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one agreement.

         16.11    GOVERNING LAW

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington as though made and to be fully performed in that State.

         16.12    ATTORNEYS' FEES

         The prevailing party in any action or other proceeding brought to enforce a provision of, or in connection with a default under, this Agreement or any Transaction Document shall be entitled to recover its attorneys' fees and costs from the non-prevailing party.

         16.13    RECORDS

         Buyer agrees that for a period of two (2) years following the Closing, Seller may store at the Facilities the records described on SCHEDULE 16.13 of the Disclosure Schedule without charge.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

                                    PORTLAND BREWING COMPANY

                                    By: /s/ Jerome M. Chicvara
                                    Name: Jerome M. Chicvara
                                    Title:  CEO

                                    PYRAMID BREWERIES INC.

                                    By: /s/ R. Martin Kelly
                                    Name: R. Martin Kelly
                                    Title: President and Chief Executive Officer

                                    PBC ACQUISITION, LLC

                                    By: /s/ James K. Hilger
                                    Name: James K. Hilger
                                    Title:  Manager

                                                                     EXHIBIT 3.3

                          SCHEDULE OF EARN OUT PAYMENTS

Pursuant to Section 3.3 of that certain Asset Purchase Agreement to which this Schedule of Earn Out Payments is an exhibit (the "ASSET PURCHASE AGREEMENT"), Portland Brewing Company ("SELLER") may be entitled to additional payments (collectively, the "EARN OUT PAYMENTS") from Pyramid Breweries Inc. ("BUYER"). Capitalized terms not defined herein, shall have the meaning attributed to them in Asset Purchase Agreement.

1. Annually, beginning in 2005, Buyer will pay Seller an Earn Out Payment, as more fully described below, with respect to the number of barrels of Earn Out Products (as defined below) shipped in excess of the Baseline Amount (as defined below) during the preceding calendar year.

2. For purposes of this Schedule, "EARN OUT PRODUCTS" mean the beer, ale and soda products produced under the Seller's labels or brands in existence as of the Closing Date (including, but not limited to, "MacTarnahan," "Nor'Wester" and "Saxer") and Contract Production arrangements in existence as of the Closing Date. "Contract Production" means labels or brands owned by third parties other than the Seller or Buyer and "existence" means contract arrangements, whether or not in production, listed on SCHEDULE A (to be provided as of the Closing
         Date).

3. For the purposes of calculating the Earn Out Payments, the "BASELINE AMOUNT" will be 45,000 barrels.

4. "EARN OUT PERIOD" means the period beginning on the Closing Date and ending on December 31, 2008.

5. Buyer will pay Seller the Earn Out Payments on shipments of Earn Out Products during the relevant calendar year in excess of the Baseline Amount in the amounts indicated on the table below. As indicated in the table below, the Earn Out Payments will double (on a per barrel basis) for volumes shipped in excess of 50,000 barrels of Earn Out Product per year. The per barrel rate of Earn Out Payment will decline ratably (i.e., 20% per year) over the Earn Out Period, and Seller will not be entitled to any Earn Out Payments for shipments made after December 31, 2008.

                EARN OUT PAYMENTS PER BARREL
                    BETWEEN 45,001 AND
Year                    50,000 BBLS            OVER 50,000 BBLS
2004                  $25 Per barrel            $50 per barrel
2005                  $20 Per barrel            $40 per barrel
2006                  $15 Per barrel            $30 per barrel
2007                  $10 Per barrel            $20 per barrel
2008                  $ 0 Per barrel            $10 per barrel

         For the purpose of illustration, the table below shows aggregate Earn Out Payments for production and shipment of Earn Out Product in two situations, assuming a Baseline Amount of 45,000 barrels.

                           EXAMPLE A
Year        Number of Bbls         Aggregate Amount of Earn Out Payment
2004            48,000                        $   75,000
2005            50,000                           100,000
2006            52,000                           135,000
2007            54,000                           130,000
2008            56,000                            60,000
                                   TOTAL:     $  500,000

                           EXAMPLE B
2004            55,000                        $  375,000
2005            56,500                           360,000
2006            58,000                           315,000
2007            59,500                           240,000
2008            61,000                           110,000
                                   TOTAL:     $1,400,000

6. For purposes of 2004, the Baseline Amount, number of barrels of Earn Out Products shipped and the amount of Earn Out Payment to which Seller may be entitled shall be pro rated for the actual number of days remaining in 2004 following the Closing Date under the Asset Purchase Agreement.

7.       Earn Out Payments for each calendar year will be paid the earlier of
         (a) 30 days after the filing of Buyer's annual report on Form 10-K for the relevant year or (b) April 30th. Each payment will be accompanied with a written report setting forth the computation of the Earn Out Payments.

8.       Buyer will pay Earn Out Payments to Seller in cash.

9. Buyer has complete discretion to discontinue any of Seller's brands or labels at any time. However, if Buyer discontinues a Seller brand or label prior to or on December 31, 2008, Buyer will be responsible to account for the shipment volume of the discontinued brand or label as follows:

                  a. If the discontinued brand or label's total sales in the twelve months preceding the month in which the brand or label was discontinued exceeded 1,200 barrels, then Buyer will give credit to Seller for the production level of the discontinued brand or label in the calendar year preceding such discontinuance for the remaining calendar years in the Earn Out Period.

                  b. If the discontinued brand or label's annual sales had dropped below 1,200 barrels during the twelve months preceding the month in which the brand or label was discontinued, then for any portion of the Earn Out Period that follows the discontinuance of such brand or label Buyer will not be required to give credit for or provide any Earn Out Payments to Seller based on production levels of such discontinued brand or label.

10. In order to enable Seller to evaluate the Earn Out Payments Report, Buyer agrees, upon Seller's request, which request will be made within 30 days of receipt of the Earn Out Payment and report, to provide Seller or Seller's representatives reasonable access to Buyer's accounting books and records and to employees or other agents or representatives involved in Buyer's accounting function or in the preparation or review of the report of Earn Out Payments.

11. Within 30 days of receipt of the payment and report, Seller may deliver a notice of dispute of the Earn Out Payment and report (a "DISPUTE NOTICE"). A Dispute Notice will set forth in reasonable detail a written explanation of the basis for Seller's dispute with Buyer's determination of the Earn Out payment amount and report. If Seller fails to give a Dispute Notice within the prescribed time period (in which case Seller will be deemed to have accepted Buyer's determination of Earn Out Payment), the amount of the Earn Out Payment set forth in the report shall be final and binding upon the parties.

         If Seller delivers a Dispute Notice to Buyer within the time set forth above, Buyer and Seller shall meet, as soon as practicable (but in any event no later than 10 days) after delivery of a Dispute Notice, to attempt to reconcile the parties' differences with regard to the amount of the Earn Out Payment. If the parties are able to reconcile such differences within 30 days after the date of delivery of the Dispute Notice, the amount of the Earn Out Payment agreed to in writing shall be final and binding upon the parties.

         If Seller and Buyer fail to reach agreement within 30 days after the date of delivery of the Dispute Notice, either Seller or Buyer may refer the final determination of the Earn Out Payment to the Independent Accountant, who will determine the amount of the Earn Out Payment as promptly as practicable, but in any event within 45 days after being engaged. The fees and costs of the Independent Accountant will be shared equally by Buyer and Seller. The determination of the Earn Out Payment by the Independent Accountant will be final and binding upon the parties.

         If the amount of the Independent Accountant's final determination of the Earn Out Payment results in an increase to the Earn Out Payment, Buyer shall remit to Seller cash in the amount by which the Independent Accountant's determination of the final Earn Out Payment exceeded the Earn Out Payment made by Buyer. If the amount of the Independent Accountant's final determination of the Earn Out Payment results in a decrease to the Earn Out Payment, Seller shall remit to Buyer, in cash, that portion of the Earn Out Payment which exceeded the Independent Account's determination of the final Earn Out Payment.

                                                                  EXHIBIT 8.5(d)

                   DEBT EXCHANGE AND STOCK PURCHASE AGREEMENT

                                     BETWEEN

                             PYRAMID BREWERIES, INC.

                                       AND

                      [LIST HOLDERS OF RELATED PARTY DEBT]

                             DATED ___________, 2004

                                                                  EXHIBIT 8.5(d)

                   DEBT EXCHANGE AND STOCK PURCHASE AGREEMENT

         THIS DEBT EXCHANGE AND STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the __ day of ________ 2004, by and between Pyramid Breweries, Inc., a Washington corporation (the "COMPANY"), and the persons listed on SCHEDULE A hereto (each, an "INVESTOR").

         A. The Investors are the holders of certain indebtedness of Portland Brewing Company ("PBC"), as evidenced by [describe promissory notes or other instruments evidencing related party debt after giving effect to restructuring contemplated in Term Sheet] (the "EXISTING NOTES");

         B. The Company and PBC are parties to that certain Asset Purchase Agreement dated as of _________, 200_ (the "ASSET PURCHASE AGREEMENT") pursuant to which PBC has agreed to sell, and the Company has agreed to purchase, certain assets of PBC used in its brewery and alehouse operations. Under the Asset Purchase Agreement, the Company has agreed to assume certain liabilities of PBC, including the Existing Notes; and

         C. The Company desires to issue an aggregate of _______ shares of Common Stock to the Investors in accordance with the terms and conditions set forth herein in exchange for the cancellation of the Existing Notes.

         NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, the parties hereby agree as follows:

1.       EXCHANGE OF CERTAIN EXISTING NOTES COMMON STOCK

         1.1      EXCHANGE

         Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to exchange the Existing Notes held by such Investor, in the principal amount set forth opposite each such Investor's name on SCHEDULE A hereto, for that number of shares of the Company's Common Stock set forth opposite each such Investor's name on SCHEDULE A hereto. The total number of shares of Common Stock to be issued in exchange for the Existing Notes will be equal to the Remaining Related Party Debt, as that term is defined in the Asset Purchase Agreement, divided by the Common Stock's Fair Market Value, as that term is defined in the Asset Purchase Agreement. For purposes hereof, the purchase price for the Common Stock issued hereby shall be deemed paid by the exchange of the Existing Notes in the stated amounts set forth on SCHEDULE A.

         1.2      CLOSING

         (a) The exchange of the Existing Notes for the Common Stock shall take place at the offices of Perkins Coie LLP, in Portland, Oregon, on the same date as the closing under the Asset Purchase Agreement or at such other time and place as the Company and Investors mutually agree (which time and place are designated as the "CLOSING"). The date and time of Closing is referred to herein as the "TIME OF EXCHANGE."

         (b) Not later than the Time of Exchange, each Investor shall deliver his/her/its Existing Notes to the Company for cancellation and shall execute and deliver any instruments or agreements reasonably requested to effect such cancellation.

         (c) At the Closing, against delivery or cancellation of the Existing Notes as further provided in Section 1.2(b) and in exchange therefor, the Company shall deliver to each Investor a share certificate evidencing the shares of Common Stock to be issued to such Investor, as set forth on SCHEDULE A, hereto registered in the name of such Investor.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each Investor that:

         2.1      ORGANIZATION; EXISTENCE; AND POWER

         The Company is a corporation duly organized and validly existing under the laws of the State of Washington and has all requisite corporate power and authority to own or lease its assets and to carry on its business as now conducted. The execution and delivery by the Company of this Agreement, the issuance of the Common Stock pursuant hereto and the performance of the Company's obligations hereunder have been duly authorized by all necessary corporate action. The Company has full corporate power to execute and deliver this Agreement, to issue Common Stock and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         2.2      VALID ISSUANCE COMMON STOCK

         The Common Stock which is being received by the Investors hereunder, when issued, and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, assuming the accuracy of the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities law.

         2.3      BROKERAGE

         The Company has not retained any broker or finder in connection with the transactions contemplated by this Agreement. Any brokerage or finder's fee due to any broker or finder in violation of the foregoing representation shall be paid by the Company.

         2.4      FULL DISCLOSURE

         The Company has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements, and documents filed after [January 1, 2001] are referred to herein as "COMPANY SEC REPORTS"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of the Company SEC Reports have been made available to the Investors. As of their respective dates, the Company SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor hereby represents and warrants (solely as to such Investor) that:

         3.1      AUTHORIZATION

         This Agreement will constitute as of the Closing such Investor's valid and legally binding obligation, enforceable in accordance with its terms.

         3.2      PURCHASE ENTIRELY FOR OWN ACCOUNT

         The Common Stock to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Each such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock received pursuant to this Agreement.

         3.3      DISCLOSURE OF INFORMATION

         Investor believes he/she/it has received all the information he/she/it considers necessary or appropriate for deciding whether to acquire the Common Stock pursuant to this Agreement. Each such Investor further represents that he/she/it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the purchase and sale of the Common Stock hereunder.

         3.4      INVESTMENT EXPERIENCE; SOPHISTICATION

         Each such Investor acknowledges that he/she/it is able to fend for himself/herself/itself and can bear the economic risk of his/her/its investment in the Common Stock (including a complete loss of such investment). Each Investor has obtained, to the extent he/she/it deems necessary, his/her/its own professional advice with respect to an investment in the Common Stock, and alone, or together its professional advisor, has such knowledge and experience in financial or business matters that he/she/it is capable of evaluating the merits and risks of the investment in the Common Stock acquired pursuant to this Agreement. Each such Investor that is a corporation, partnership or other entity also represents it has not been organized for the purpose of acquiring the Common Stock.

         3.5      RISK FACTORS

         Each Investor recognizes that the investment represented by the Common Stock involves a high degree of risk, including the risks described in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

         3.6      ACCREDITED INVESTOR

         Each Investor is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501(a) of Regulation D, as presently in effect.

         3.7      RESTRICTED SECURITIES

         Each Investor understands that the shares of Common Stock he/she/it is acquiring pursuant to this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "ACT"), only in certain limited circumstances. In this connection, each such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         3.8      LEGENDS

         Each Investor understands that the certificates evidencing the Common Stock issued to such Investor may bear one or all of the following legends (or legends in substantially similar form):

         (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         (b)      Any legend required by applicable state securities laws.

         3.9      OWNERSHIP OF EXISTING NOTES

         Each Investor has good and valid title to the Existing Notes, subject to no liens or other encumbrances that will not be released prior to the Time of Exchange.

4.       CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING

         The obligations of each Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

         4.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

         4.2      PERFORMANCE

         The Company shall have performed and complied with all other agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing in all material respects.

         4.3      ASSET PURCHASE AGREEMENT

         The parties to the Asset Purchase Agreement shall be prepared to close the transaction contemplated thereby (it being understood that this agreement shall be effective only if the Closing contemplated in the Asset Purchase Agreement occurs).

         4.4      NO INJUNCTION, ETC.

         No injunction or other restraining order shall have been issued or threatened and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of any of the transactions contemplated by this Agreement.

5.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT THE CLOSING

         The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

         5.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Investors contained in
Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2      PERFORMANCE

         The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

         5.3      EXISTING NOTES

         The Company shall have received the original Existing Notes from the Investors in accordance with Section 1.2(b).

         5.4      ASSET PURCHASE AGREEMENT

         The parties to the Asset Purchase Agreement shall be prepared to close the transaction contemplated thereby (it being understood that this Agreement shall be effective only if the Closing contemplated in the Asset Purchase Agreement occurs).

         5.5      NO INJUNCTION ETC.

         No injunction or other restraining order shall have been issued or threatened and no hearing to cause an injunction or other restraining order to be issued shall be pervading or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of any of the transactions contemplated by this Agreement.

6.       MISCELLANEOUS

         6.1      SURVIVAL OF WARRANTIES

         The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         6.2      SUCCESSORS AND ASSIGNS

         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3      GOVERNING LAW

         This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington.

         6.4      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.5      TITLES AND SUBTITLES

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.6      NOTICES

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of confirmation of transmission when sent by facsimile, addressed (i) if to the Company at the address set forth on the signature pages hereto; or (ii) if to the Investors at the addresses set forth on the signature pages hereto. Any party hereto may from time to time by notice in writing to the other parties as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

         6.7      AMENDMENTS AND WAIVERS

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors then owning a majority of the Common Stock issued pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

         6.8      SEVERABILITY

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                                                                  EXHIBIT 8.5(d)

         IN WITNESS WHEREOF, the parties hereto have executed this Debt Exchange and Stock Purchase Agreement as of the date first written above.

                                         THE COMPANY:

                                         PYRAMID BREWERIES, INC.

                                         By:____________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                         INVESTORS:

                                         [Signature blocks for each Investor]